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As filed with the Securities and Exchange Commission on August 15, 2003

Registration Nos. 333-          and 333-      -01

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNION ELECTRIC COMPANY UNION ELECTRIC CAPITAL TRUST I (Exact name of registrant as specified in its charter)	Missouri Delaware (State or other jurisdiction of incorporation or organization)	43-0559760 27-6003861 (I.R.S. Employer Identification No.)

1901 Chouteau Avenue
St. Louis, Missouri 63103
(314) 621-3222
(Address, including zip code, and telephone number,
including area code, of registrants' principal executive offices)

WARNER L. BAXTER
Senior Vice President

STEVEN R. SULLIVAN
Vice President Regulatory Policy, General Counsel and Secretary
1901 Chouteau Avenue
St. Louis, Missouri 63103
(314) 621-3222
(Name, address, including zip code, and telephone number,
including area code, of agents for service)

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement as determined by market conditions and other factors.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of registration fee

Union Electric Company:
Senior Secured Debt Securities
First Mortgage Bonds
Senior Unsecured Debt Securities
Subordinated Debt Securities
Guarantee of Trust Preferred Securities of Union Electric Capital Trust I (2)	(1)	(1)

Union Electric Capital Trust I:
Trust Preferred Securities	(1)	(1)

Total	$1,000,000,000 (3)	$73,632 (4)

(1)
There are being registered hereunder such presently indeterminate principal amount of Senior Secured Debt Securities, First Mortgage Bonds, Senior Unsecured Debt Securities, Subordinated Debt Securities and Trust Preferred Securities with an aggregate initial offering price not to exceed $1,000,000,000. Senior Debt Securities or Subordinated Debt Securities, which are being registered under this registration statement, also may be issued to Union Electric Capital Trust I in connection with the issuance and sale of Trust Preferred Securities and later distributed upon dissolution and distribution of the assets thereof, which would include such Debt Securities for which no separate consideration will be received. Pursuant to Rule 457(o) under the Securities Act of 1933, and General Instruction II.D. of Form S-3, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

(2)
Includes the obligations of Union Electric Company under the trust agreement, the applicable indenture, the related series of Debt Securities and the Guarantee, which include Union Electric Company's covenant to pay any indebtedness, expenses or liabilities of Union Electric Capital Trust I (other than obligations pursuant to the terms of the Trust Preferred Securities or other similar interests), all as described in this registration statement. No separate consideration will be received for the Guarantee and, pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable in respect thereof.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(4)
Prior to the filing of this registration statement, $79,000,000 aggregate principal amount of securities remained registered and unsold, pursuant to Registration Statement Nos. 333-87506 and 333-87506-01, which was initially filed by the registrants on May 3, 2002. A portion of the registration fee of $7,268 associated with such unsold securities has been offset against the registration fee of $80,900 associated with the securities to be registered and such unsold securities are hereby deregistered.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED AUGUST 15, 2003

The information in this prospectus is not complete and may be changed. Union Electric Company and Union Electric Capital Trust I may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securites in any state where the offer or sale is not permitted.

PROSPECTUS

$1,000,000,000

UNION ELECTRIC COMPANY

Senior Secured Debt Securities
First Mortgage Bonds
Senior Unsecured Debt Securities
Subordinated Debt Securities

UNION ELECTRIC CAPITAL TRUST I

Trust Preferred Securities
Guaranteed as set forth herein by
Union Electric Company

        Union Electric Company, doing business as AmerenUE, and Union Electric Capital Trust I intend to offer these securities from time to time in one or more series with an aggregate offering price not to exceed $1,000,000,000. This prospectus provides you with a general description of these securities. We and the trust will provide specific information about the offering and the terms of these securities in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the supplements carefully before investing. This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

        Unless otherwise indicated in the related prospectus supplement, the securities will not be listed on a national securities exchange or the Nasdaq Stock Market.

        Our principal executive offices are located at 1901 Chouteau Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-3222.

        See "Risk Factors" beginning on page 3 to read about certain factors you should consider before purchasing any of the securities being offered.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We and the trust may offer these securities directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities. See "Plan of Distribution."

The date of this prospectus is            , 2003.

RISK FACTORS

        In considering whether to purchase any of the securities being offered, you should carefully consider all the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the risk factors described below, as well as the factors listed in "Forward-Looking Statements."

The terms of our stipulation to settle our Missouri excess earnings complaint case will result in continued rate reductions and potentially increased financing requirements.

        On July 16, 2002, we, the Missouri Public Service Commission Staff and all of the other parties to our Missouri excess earnings complaint case submitted to the Missouri PSC a stipulation and agreement resolving this case. The Missouri PSC approved the stipulation and agreement on July 25, 2002. The stipulation and agreement includes the following principal features:

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  a one-time credit of $40 million to our Missouri retail electric customers relating to our previous alternative regulation plan that expired in June 2001 (the entire amount was paid to our Missouri retail electric customers in 2002),

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  the phase-in of $110 million of electric rate reductions through April 2004, $50 million of which became retroactively effective as of April 1, 2002, $30 million of which became effective on April 1, 2003, and $30 million of which will become effective on April 1, 2004,

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  a rate moratorium providing for no requests for changes in our rates as established by the stipulation and agreement before January 1, 2006, and no resulting changes in rates before June 30, 2006 subject to limited statutory and other exceptions,

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  an annual reduction of approximately $20 million in our depreciation expense, retroactive to April 1, 2002,

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  our commitment to fund, without recovery from ratepayers, several programs relating to low-income customer energy assistance and weatherization, energy efficiency and economic development, in the aggregate amount of approximately $26 million through 2006 (the entire obligation was recorded as expense in 2002 and $17 million of the obligation has been funded), and

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  our undertaking to use commercially reasonable efforts to make critical energy infrastructure investments of $2.25 billion to $2.75 billion from January 1, 2002 through June 30, 2006, including, among other things, the addition of more than 700 megawatts of new generation capacity (240 megawatts of which was added in 2002) and the replacement of steam generators at our Callaway nuclear plant.

        The amount of energy infrastructure investment through June 2006 described in the stipulation and agreement is consistent with our previously disclosed estimate of the construction expenditures we expect to make over the same time period. However, our agreement to a rate moratorium would result in these capital expenditures not becoming recoverable in rates, or earning a return, before June 30, 2006. Therefore, our undertakings with respect to making energy infrastructure investments and funding new programs, coupled with the rate reductions and rate moratorium described above, could result in increased financing requirements.

Increased federal and state environmental regulation could require us to incur large capital expenditures and increase our operating costs.

        Approximately 65% of our generating capacity is coal-fired. The balance is nuclear, gas-fired, hydro and oil-fired. The U.S. Environmental Protection Agency is currently working on new ambient standards with respect to sulfur dioxide (SO2) and nitrogen oxide (NOx) emissions as well as on regulations and guidelines to regulate mercury emissions and air pollution from coal-fired power plants. New ambient standards may require significant additional reductions in SO2 and NOx emissions from our power plants by 2008. In addition, the U.S. Congress has been working on legislation to consolidate the numerous air pollution regulations applicable to the electric utility industry. There is significant uncertainty with respect to the final content of these regulations, guidelines and legislation.

        In February 2002, the EPA proposed NOx control rules for utility boilers in Missouri, where all of our coal-fired power plant boilers are located. These rules would require an approximate 64% reduction from current levels of NOx emissions. We currently estimate that our capital expenditures to comply with these rules by 2006 will be approximately $170 million. This estimate includes the assumption that these rules will require the installation of selective catalytic reduction technology on some of our units, as well as additional controls.

        We cannot predict the ultimate effect of any new environmental regulations, guidelines or legislation on our financial position, results of operations or liquidity. Any of these regulations, guidelines or legislation could add significant pollution control costs to our generating assets, although perhaps not until later in the decade.

Our required participation in a regional transmission organization and new rules proposed by the FERC could increase our costs and reduce our control over our transmission assets.

        In December 1999, the Federal Energy Regulatory Commission issued Order 2000 requiring all utilities subject to FERC jurisdiction to state their intentions for joining a regional transmission organization or RTO. Since January 2001, we, along with several other utilities, had been seeking approval from the FERC to participate in the Alliance RTO. In late 2001, the FERC issued an order that rejected the formation of the Alliance RTO. In that same order, the FERC granted RTO status to the Midwest Independent System Operator or MISO, of which we had previously been a member, and ordered the Alliance RTO companies and the MISO to discuss how the Alliance RTO model could be accommodated within the MISO. The Alliance RTO and MISO were unable to reach such an agreement.

        Since April 2002, we, our affiliate, Central Illinois Public Service Company, and subsidiaries of FirstEnergy Corporation and NiSource Inc. (collectively, the GridAmerica Companies) have participated in a number of filings at the FERC in an effort to form GridAmerica LLC as an independent transmission company. On December 19, 2002, the FERC issued an order conditionally approving the formation and operation of GridAmerica as an independent transmission company within the MISO, subject to further compliance filings.

        In response to the December 19, 2002 order, the GridAmerica Companies made three additional filings at the FERC. On January 31, 2003, the GridAmerica Companies filed a request for authorization to transfer functional control of certain transmission assets to GridAmerica. On February 18, 2003, the GridAmerica Companies filed revised agreements codifying the formation and operation of GridAmerica to reflect changes requested by the FERC in the December 19, 2002 order. On February 28, 2003, the GridAmerica Companies together with the MISO filed revisions to the MISO Open Access Transmission Tariff (OATT) to provide rates for service over the transmission facilities to be transferred to GridAmerica by the GridAmerica Companies.

        On April 30, 2003, the FERC issued orders in response to the January 31, 2003 and February 28, 2003 filings. In its order regarding the GridAmerica Companies' request to transfer functional control of their transmission assets to GridAmerica, the FERC authorized the transfer. In response to the February 28, 2003 filing, the FERC accepted the amendments to the MISO OATT effective upon the commencement of service over the GridAmerica transmission facilities under the MISO OATT, suspended the proposed rates for a nominal period, subject to refund, and established hearing and settlement judge procedures to determine the justness and reasonableness of the proposed rate amendments to the MISO OATT. At this time, the parties are pursuing settlement of the disputed rate issues. Absent settlement, the rates filed in the February 28 filing will go into effect on October 1, 2003, subject to refund. On May 15, 2003, the FERC issued an order accepting the February 18, 2003 compliance filing.

        Until the tariffs and other material terms of our participation in GridAmerica and GridAmerica's participation in the MISO are finalized and approved by the FERC, we are unable to predict the ultimate impact that ongoing RTO developments will have on our financial position, results of operation or liquidity. Our revenues from customers to whom we currently provide transmission services could decrease, we will incur fees and increased costs to participate in an RTO and we may be required to expand our transmission system according to decisions made by an RTO rather than our internal planning process. Our participation in GridAmerica is subject to Missouri PSC approval. We expect GridAmerica to become operational in late 2003, subject to regulatory approvals.

        Our affiliate, Central Illinois Light Company, now doing business as AmerenCILCO, an electric and gas utility based in Peoria, Illinois which was recently acquired by Ameren Corporation, our parent company, is already a transmission owning member of the MISO and has transferred functional control of its transmission system to the MISO. Transmission service on the AmerenCILCO transmission system is provided pursuant to the terms of the MISO open access transmission tariff on file with the FERC.

        On July 31, 2002, the FERC issued its standard market design notice of proposed rulemaking (NOPR). The NOPR proposes a number of changes to the way the current wholesale transmission service and energy markets are operated. Specifically, the NOPR proposes that all jurisdictional transmission facilities be placed under the control of an independent transmission provider (similar to an RTO), proposes a new transmission service tariff that provides a single form of transmission service for all users of the transmission system including bundled retail load, and proposes a new energy market and congestion management system that uses locational marginal pricing as its basis. In our initial comments on the NOPR, which were filed at the FERC on November 15, 2002, we expressed our concern with the potential impact of the proposed rules in their current form on the cost and reliability of service to retail customers. We also proposed that certain modifications be made to the proposed rules in order to protect transmission owners from the possibility of trapped transmission costs that might not be recoverable from ratepayers as a result of inconsistent regulatory policies. We filed additional comments on the remaining sections of the NOPR during the first quarter of 2003.

        In April 2003, the FERC issued a "white paper" reflecting comments received in response to the NOPR. More specifically, the white paper indicated that the FERC will not assert jurisdiction over the transmission rate component of bundled retail service and will insure that existing bundled retail customers retain their existing transmission rights and retain rights for future load growth in its final rule. Moreover, the white paper acknowledged that the final rule will provide the states with input on resource adequacy requirements, allocation of firm transmission rights, and transmission planning. The FERC also requested input on the flexibility and timing of the final rule's implementation.

        Although issuance of the final rule is uncertain and its implementation schedule is still unknown, the MISO is already in the process of implementing a separate market design similar to the proposed market design in the NOPR. In July 2003, the MISO filed with the FERC a revised OATT codifying the terms and conditions under which it will implement the new market design. The MISO has targeted March 2004 as the start date for implementation. We are reviewing the MISO's market design and the potential impact of the market design on the cost and reliability of service to retail customers. Until the FERC issues a final rule and the MISO finalizes its new market design, we are unable to predict the ultimate impact of the NOPR or the MISO new market design on our future financial position, results of operations or liquidity.

Failure to complete negotiations of certain of our labor agreements may adversely affect our results of operations and financial position.

        International Brotherhood of Electrical Workers and International Union of Operating Engineers labor agreements for six bargaining units covering approximately 65% of our entire workforce expired between April 1 and July 1, 2003. The principal issues being negotiated with regard to continuation of these labor agreements are wages, work rules and our proposal to change the employee medical benefits program to require employees to pay for a greater portion of their benefit coverage. During July 2003, after engaging in extensive negotiations with the collective bargaining units, we finalized new tentative agreements with five of the bargaining units with terms expiring in 2006. The membership of three of the bargaining units have ratified the agreements with respect to wages and work rules and the membership of the remaining bargaining units are expected to vote on their new agreements in the third quarter of 2003. Changes to the employee medical benefits program have been agreed to with a joint bargaining committee representing all unions; however, the changes cannot be implemented without ratification by a majority of the collective membership of all bargaining units. We are unable to predict whether the agreements will be ratified or what action, if any, the collective bargaining units will take in the event the agreements are not ratified or the response of other union-represented employees to any action by its employees. We are still negotiating as to wages and work rules with one bargaining unit, which represents approximately 30% of our workforce. We are unable to determine what, if any, impact these labor matters could have on our future financial position, results of operations or liquidity.

Increasing costs associated with our defined benefit retirement plans and other employee related benefits may adversely affect our results of operations, liquidity and financial position.

        Ameren made cash contributions totaling $31 million to its defined benefit retirement plans during 2002. Our share of the cash contributions was approximately $23 million, which includes our share related to Ameren Services Company, our affiliate that provides shared support services to us. In addition, at December 31, 2002, we recorded a minimum pension liability of $62 million after taxes which resulted in a charge to other comprehensive income in stockholders' equity. Based on the performance of the assets of the defined benefit retirement plans through December 31, 2002, Ameren expects to be required under the Employee Retirement Income Security Act of 1974 to fund, on average, approximately $150 million to $175 million annually in 2005, 2006 and 2007 in order to maintain minimum funding levels for its pension plans. We expect our share of these funding requirements to be between approximately $110 million and $128 million, which includes our share related to Ameren Services Company employees. These amounts are estimates and may change based on actual stock market performance, changes in interest rates, and any pertinent changes in government regulations, each of which could result in a requirement to record an additional minimum pension liability. We believe that our employee benefit costs will continue to rise. The increasing costs and funding requirements associated with our defined benefit retirement plans and other employee benefits may adversely affect our results of operations, liquidity or financial position.

Our electric generating facilities are subject to operational risks that could result in unscheduled plant outages, unanticipated operation and maintenance expenses and increased power purchase costs.

        We own and operate coal, nuclear, gas-fired, hydro and oil-fired generating facilities constituting approximately 8.3 million of net kilowatt installed capability. Operation of electric generating facilities involves certain risks which can adversely affect energy output and efficiency levels. Included among these risks are:

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  increased prices for fuel and fuel transportation as existing contracts expire;

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  facility shutdowns due to a breakdown or failure of equipment or processes or interruptions in fuel supply;

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  disruptions in the delivery of fuel and lack of adequate inventories;

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  labor disputes;

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  inability to comply with regulatory or permit requirements;

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  disruptions in the delivery of electricity;

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  operator error; and

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  catastrophic events such as fires, explosions, floods or other similar occurrences affecting our electric generating facilities.

Our ownership and operation of a nuclear generating facility creates business, financial and waste disposal risks.

        We own the Callaway nuclear plant, which represents approximately 14% of our generation capability, and are, therefore, subject to the risks of nuclear generation, which include the following:

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  the potential harmful effects on the environment and human health resulting from the operation of nuclear facilities and the storage, handling and disposal of radioactive materials;

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  limitations on the amounts and types of insurance commercially available to cover losses that might arise in connection with our nuclear operations or those of others in the United States;

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  uncertainties with respect to contingencies and assessment amounts if insurance coverage is inadequate;

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  increased public and governmental concerns over the adequacy of security at nuclear power plants; and

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  uncertainties with respect to the technological and financial aspects of decommissioning nuclear plants at the end of their licensed lives (our facility operating license for the Callaway plant expires in 2024).

        The Nuclear Regulatory Commission has broad authority under federal law to impose licensing and safety-related requirements for the operation of nuclear generation facilities. In the event of non-compliance, the NRC has the authority to impose fines or shut down a unit, or both, depending upon its assessment of the severity of the situation, until compliance is achieved. Revised safety requirements promulgated by the NRC could necessitate substantial capital expenditures at nuclear plants such as ours. In addition, although we have no reason to anticipate a serious nuclear incident at our plant, if an incident did occur, it could harm our results of operations or financial position. A major incident at a nuclear facility anywhere in the world could cause the NRC to limit or prohibit the operation or licensing of any domestic nuclear unit.

Our energy trading and risk management strategies may not be effective in managing fuel and electricity pricing risks, which could result in unanticipated liabilities to us or increased volatility of our earnings.

        We are exposed to changes in market prices for natural gas, fuel, electricity and emission credits. Prices for natural gas, fuel, electricity and emission credits may fluctuate substantially over relatively short periods of time and expose us to commodity price risk. We utilize derivatives such as forward contracts, futures contracts, options and swaps to manage these risks. We attempt to manage our exposure from these activities through enforcement of established risk limits and risk management procedures. We cannot assure you that these strategies will be successful in managing our pricing risk, or that they will not result in net liabilities to us as a result of future volatility in these markets.

        In addition, although we routinely enter into contracts to offset our positions (i.e., to hedge our exposure to the risks of demand, market effects of weather and changes in commodity prices), we do not always hedge the entire exposure of our operations from commodity price volatility. Furthermore, our ability to hedge our exposure to commodity price volatility depends on liquid commodity markets. As a result, to the extent the commodity markets are illiquid, we may not be able to execute our risk management strategies, which could result in greater open positions than we would prefer at a given time. To the extent that open positions exist, fluctuating commodity prices can improve or diminish our financial results and financial position.

Our business is dependent on our ability to successfully access the capital markets. We may not have access to sufficient capital in the amounts and at the times needed.

        We rely on access to short-term and long-term capital markets as a significant source of liquidity and funding for capital requirements not satisfied by our operating cash flows. The inability to raise capital on favorable terms, particularly during times of uncertainty in the capital markets, could negatively impact our ability to maintain and grow our business. Based on our current credit ratings, we believe that we will continue to have access to the capital markets. However, events beyond our control may create uncertainty in the capital markets such that our cost of capital would increase or our ability to access the capital markets would be adversely affected.

The actions of regulators can significantly affect our earnings, liquidity and business activities and are largely outside our control.

        The rates that we are allowed to charge for our services are the single most important item influencing our financial position, results of operations and liquidity. We are highly regulated and the regulation of the rates that we charge our customers is determined, in large part, outside of our control by governmental organizations, including the Missouri PSC, the Illinois Commerce Commission and the FERC. As a subsidiary of Ameren, we are also subject to regulation by the SEC under the Public Utility Holding Company Act of 1935. Decisions made by these regulators could have a material impact on our financial position, results of operations and liquidity.

        Steps taken and being considered at the federal and state levels continue to change the structure of the electric industry and utility regulation. At the federal level, the FERC has been mandating changes in the regulatory framework in which transmission-owning public utilities like us operate. In Missouri, where approximately 94% of our retail electric revenues are derived, restructuring bills have been introduced but no legislation has been passed. In Illinois, the Electric Service Customer Choice and Rate Relief Law of 1997 provides for electric utility restructuring and retail direct access. Retail direct access, which allows customers to choose their electric generation supplier, was first offered to Illinois residential customers on May 1, 2002. As a result of the Illinois electric utility restructuring legislation, a rate freeze is in effect through January 1, 2007. Although retail direct access in Illinois has not had a negative effect on our revenues or liquidity and has not yet been introduced in Missouri, we expect competitive forces in the electric supply segment of our business to continue to increase.

        The potential negative consequences associated with further electric industry restructuring in our service territories, if it occurs, could be significant and could include the impairment and writedown of certain assets, including generation-related plant and net regulatory assets, lower revenues, reduced profit margins and increased costs of capital and operations expenses.

UNION ELECTRIC COMPANY

        We are a subsidiary of Ameren Corporation, a holding company which is registered under the Public Utility Holding Company Act of 1935. On December 31, 1997, we and CIPSCO Incorporated combined with the result that our common shareholders and the common shareholders of CIPSCO became the common shareholders of Ameren, and Ameren became the owner of 100% of our common stock and the common stock of CIPSCO's subsidiaries, Central Illinois Public Service Company, operating as AmerenCIPS, and CIPSCO Investment Company. Since the merger, Ameren has formed a number of other subsidiaries including AmerenEnergy, Inc., which serves as our energy trading and marketing agent, Ameren Services Company, which provides us with shared support services, and AmerenEnergy Fuels and Services Company, which provides us with fuel procurement and gas supply services. On January 31, 2003, Ameren acquired all of the common stock of CILCORP Inc., an Illinois corporation, from The AES Corporation. CILCORP is the parent corporation of Peoria, Illinois-based Central Illinois Light Company, now known as AmerenCILCO, an electric and gas utility doing business in Illinois.

        We were incorporated in Missouri in 1922 and are a successor to a number of companies, the oldest of which was organized in 1881. We are the largest electric utility in the State of Missouri and supply electric service in territories in Missouri and Illinois having an estimated population of 2.6 million within an area of approximately 24,500 square miles, including the greater St. Louis area. We supply retail gas utility service in 90 Missouri communities and in the City of Alton, Illinois and its vicinity. We supply electric service to about 1.2 million customers and natural gas service to about 130,000 customers. During the twelve months ended June 30, 2003, we derived 94% of total operating revenues from the sale of electric energy and 6% from the sale of natural gas. We employed 4,010 persons at June 30, 2003.

UNION ELECTRIC CAPITAL TRUST I

        Union Electric Capital Trust I is a Delaware statutory trust formed to permit us to raise capital by issuing trust preferred securities under this prospectus and a prospectus supplement, and investing the proceeds in debt securities issued by us.

        We have designated The Bank of New York (Delaware), as trustee, in the State of Delaware for the purpose of complying with the provisions of the Delaware Statutory Trust Act. At the time trust preferred securities are to be issued, the original trust agreement for the trust will be amended and restated substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part, to be effective at the time of such issuance. The amended and restated trust agreement, which we will refer to in this prospectus as the "trust agreement", will be qualified as an indenture under the Trust Indenture Act of 1939. The trust will exist for the exclusive purposes of:

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  issuing two classes of trust securities—trust preferred securities and trust common securities (collectively, the "trust securities")—which together represent undivided beneficial interests in the assets of the trust;

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  investing the gross proceeds of the trust securities in our debt securities; and

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  engaging in only those other activities necessary, convenient or incidental to the purposes listed above.

        Our debt securities will be the sole assets of the trust, and our payments under the debt securities will be the sole revenue of the trust. No separate financial statements of the trust will be included in this prospectus. We consider that these financial statements would not be material to holders of the trust preferred securities because the trust would not have any independent operations and the only purposes of the trust are those described above. We do not expect that the trust will be filing annual, quarterly or special reports with the SEC. The principal place of business of the trust will be c/o Union Electric Company, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

WHERE YOU CAN FIND MORE INFORMATION

        We and the trust have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document that we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can call the SEC's toll-free telephone number at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. The documents can be found by searching the EDGAR Archives of the SEC electronically.

        The SEC allows us to "incorporate by reference" the information that we file with the SEC which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents previously filed with the SEC:

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  our Annual Report on Form 10-K for the year ended December 31, 2002, as amended by Form 10-K/A;

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003; and

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  our Current Reports on Form 8-K dated March 10, 2003, April 9, 2003, May 23, 2003, May 30, 2003 and July 28, 2003.

        We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 between the date of the initial filing of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the time that all of the securities registered are sold.

        You may request a free copy of these filings by writing or telephoning us at the following address:

  Union Electric Company
  Attention: Secretary's Department
  P.O. Box 66149
  St. Louis, Missouri 63166-6149
  Telephone: (314) 621-3222

        You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        The trust will not be subject to the informational requirements of the Securities Exchange Act of 1934.

RATIOS OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges is computed by dividing our earnings by fixed charges before income taxes. For the purposes of such computations:

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  earnings consist of net income plus fixed charges and income taxes; and

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  fixed charges consist of interest on long-term debt, net of amortization of debt discount, premium and expenses, interest on provision for revenue refunds and other interest charges.

	Year Ended December 31,					Six Months Ended June 30,
	1998	1999	2000	2001	2002	2002	2003
Ratio of Earnings to Fixed Charges	4.99	5.64	5.33	6.08	5.82	5.37	6.05

USE OF PROCEEDS

        Unless we state otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of the offered securities:

  •
  in connection with the payment at maturity or the redemption, refunding, refinancing or purchase of certain outstanding long-term debt, including without limitation, our outstanding first mortgage bonds; and

  •
  for general corporate purposes, including the repayment of short-term debt incurred to finance construction expenditures and other working capital needs.

        The specific allocation of the net proceeds from the sale of a particular series of offered securities and information relating to the particular outstanding debt, if any, to be paid at maturity, redeemed, refunded, refinanced or purchased will be described in the prospectus supplement related to that series. In the case of the redemption, refunding or purchase of outstanding debt consisting of first mortgage bonds, we may apply proceeds of the offered securities to pay any redemption premium or purchase price in excess of the principal amount.

        The proceeds from the sale of trust preferred securities by the trust will be invested in debt securities issued by us. Except as we may otherwise describe in the related prospectus supplement, we expect to use the net proceeds from the sale of such debt securities to the trust for the above purposes.

FORWARD-LOOKING STATEMENTS

        Statements made in this prospectus, any accompanying prospectus supplement and the documents described under "Where You Can Find More Information," which are not based on historical facts, are "forward-looking" and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such "forward-looking" statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include, without limitation, statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions and financial performance. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed elsewhere in this prospectus, any accompanying prospectus supplement and the documents described under "Where You Can Find More Information," could cause results to differ materially from management expectations as suggested by such "forward-looking" statements:

  •
  the effects of the stipulation and agreement relating to our Missouri electric excess earnings complaint case and other regulatory actions, including changes in regulatory policy;

  •
  changes in laws and other governmental actions, including monetary and fiscal policies;

  •
  the impact on us of current regulations related to the opportunity for customers to choose alternative energy suppliers in Illinois;

  •
  the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels;

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  the effects of participation in a FERC approved regional transmission organization, including activities associated with the MISO;

  •
  availability and future market prices for fuel for the production of electricity, such as coal and natural gas, purchased power, electricity and natural gas for distribution, including the use of financial and derivative instruments, the volatility of changes in market prices and the ability to recover increased costs;

  •
  average rates for electricity in the Midwest;

  •
  business and economic conditions;

  •
  the impact of the adoption of new accounting standards on the application of appropriate technical accounting rules and guidance;

  •
  interest rates and the availability of capital;

  •
  actions of rating agencies and the effects of such actions;

  •
  weather conditions;

  •
  generation plant construction, installation and performance;

  •
  operation of nuclear power facilities and decommissioning costs;

  •
  the effects of strategic initiatives, including acquisitions and divestitures;

  •
  the impact of current environmental regulations on utilities and generating companies and the expectation that more stringent requirements will be introduced over time, which could potentially have a negative financial effect;

  •
  future wages and employee benefits costs, including changes in returns of benefit plan assets;

  •
  competition from other generating facilities, including new facilities that may be developed in the future;

  •
  disruptions of the capital markets or other events making Ameren's or our access to necessary capital more difficult or costly;

  •
  cost and availability of transmission capacity for the energy generated by our generating facilities or required to satisfy our energy sales;

  •
  legal and administrative proceedings; and

  •
  delays in or difficulties in connection with the receipt of regulatory approvals with respect to our plan to discontinue operating as a public utility subject to Illinois Commerce Commission regulation and the transferring of our Illinois-based electric and natural gas businesses to our affiliate, AmerenCIPS, or unexpected adverse conditions or terms of those approvals.

        Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we and the trust have filed with the SEC utilizing a "shelf" registration, or continuous offering, process. Under this shelf registration process, we or the trust may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $1,000,000,000. We and the trust may offer any of the following securities: senior secured debt securities, first mortgage bonds, senior unsecured debt securities, subordinated debt securities and trust preferred securities and the related guarantee. We are required to obtain the approval of the Missouri Public Service Commission and the Illinois Commerce Commission before we or the trust can issue and sell certain of these securities and use the proceeds of any sales thereof other than as currently authorized.

        This prospectus provides you with a general description of the securities we and the trust may offer. Each time we or the trust sell securities, we or the trust will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we and the trust have filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

DESCRIPTION OF SENIOR SECURED DEBT SECURITIES

General

        Each series of senior secured debt securities will be issued as a new series of debt securities issued under, and secured by, an indenture dated as of August 15, 2002, as it may be amended or supplemented, which we refer to collectively as the senior secured indenture, between The Bank of New York, as senior secured debt trustee, and us. The following summaries of certain provisions of the senior secured indenture do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the senior secured indenture (including the forms of senior secured debt securities attached to the senior secured indenture as exhibits), which is an exhibit to the registration statement of which this prospectus is a part and which is incorporated into this prospectus by this reference.

        Until the release date (as defined below), all of the senior secured debt securities outstanding under the senior secured indenture will be secured by one or more series of our first mortgage bonds, which we refer to as our senior debt mortgage bonds, issued and delivered by us to the senior secured debt trustee. Accordingly, until the release date, the senior secured debt securities will be secured ratably with our first mortgage bonds in the collateral pledged to secure such bonds. As of June 30, 2003, we had approximately $1.2 billion in principal amount of first mortgage bonds outstanding. On the release date, the senior secured debt securities will cease to be secured by the senior debt mortgage bonds, will become our unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt.

        Each series of senior secured debt securities will rank equally with all of our other current and future secured debt, will be effectively senior to our unsecured and unsubordinated debt (as to the collateral pledged) and will rank senior in right of payment to our subordinated debt. At June 30, 2003, we had total unsubordinated long-term debt (secured and unsecured) of approximately $1.8 billion and total subordinated debt of $65.5 million. The senior secured indenture provides that, in addition to the senior secured debt securities offered by this prospectus, additional senior secured debt securities may be issued thereunder, without limitation as to aggregate principal amount, provided that, prior to the release date, the principal amount of senior secured debt securities that may be issued and outstanding under the senior secured indenture cannot exceed the principal amount of senior debt mortgage bonds then held by the senior secured debt trustee.

        There is no requirement under the senior secured indenture that our future issuances of debt securities be issued exclusively under the senior secured indenture, and we will be free to employ other indentures or documentation, containing provisions different from those included in the senior secured indenture or applicable to one or more issuances of senior secured debt securities, in connection with future issuances of other debt securities, including as described in this prospectus under "Description of Debt Securities." Nonetheless, the senior secured debt securities registered under the registration statement of which this prospectus is a part will only be issued pursuant to an indenture that is filed as an exhibit to the registration statement of which this prospectus is a part.

        The senior secured indenture provides that the senior secured debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates, may have differing redemption provisions and may bear interest at differing rates. We need not issue all senior secured debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the senior secured debt securities of that series, for issuances of additional senior secured debt securities of that series.

Provisions of a Particular Series

        The prospectus supplement applicable to each issuance of senior secured debt securities will specify, among other things:

  •
  the title and any limitation on aggregate principal amount of the senior secured debt securities;

  •
  the original issue date for the senior secured debt securities and the date on which the senior secured debt securities will mature;

  •
  the interest rate or rates, or method of calculation of such rate or rates, for the senior secured debt securities, and the date from which interest shall accrue;

  •
  the dates on which interest will be payable;

  •
  the record dates for payments of interest if other than the fifteenth day of the calendar month next preceding each interest payment date;

  •
  the terms, if any, regarding the optional or mandatory redemption of the senior secured debt securities, including redemption date or dates of the senior secured debt securities, if any, and the price or prices applicable to such redemption;

  •
  the period or periods within which, the price or prices at which and the terms and conditions upon which the senior secured debt securities may be repaid, in whole or in part, at the option of the holder thereof;

  •
  if prior to the release date, the designation of the related series of senior debt mortgage bonds being delivered to the senior secured debt trustee in connection with the issuance of the senior secured debt securities; and

  •
  any other terms of the senior secured debt securities not inconsistent with the senior secured indenture.

        Unless otherwise indicated in the applicable prospectus supplement, the senior secured debt securities will be denominated in United States currency in minimum denominations of $1,000 and integral multiples thereof.

        Unless otherwise indicated in the applicable prospectus supplement, there are no provisions in the senior secured indenture or the senior secured debt securities that require us to redeem, or permit the holders to cause a redemption of, the senior secured debt securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control.

Registration, Transfer and Exchange

        Unless otherwise indicated in the applicable prospectus supplement, each series of senior secured debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under "Book-Entry System." The global securities will be registered in the name of a nominee of The Depository Trust Company, as depository, and deposited with, or on behalf of, the depository. Except in the circumstances described under "Book-Entry System," owners of beneficial interests in a global security will not be entitled to have senior secured debt securities registered in their names, will not receive or be entitled to receive physical delivery of any senior secured debt securities and will not be considered the registered holders thereof under the senior secured indenture.

        Senior secured debt securities of any series will be exchangeable for other senior secured debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Subject to the terms of the senior secured indenture and the limitations applicable to global securities, senior secured debt securities may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed written instrument of transfer—at the office of the senior secured debt trustee maintained for such purpose with respect to any series of senior secured debt securities, without service charge but upon payment of any taxes and other governmental charges as described in the senior secured indenture. In the case of any senior secured debt securities that have been mutilated, destroyed, lost or stolen, new senior secured debt securities of a like aggregate principal amount and tenor will be issued upon the senior secured debt trustee and us being satisfied with the documents of title and indemnity of the person making the request.

        In the event of any redemption of senior secured debt securities of any series, the senior secured debt trustee will not be required to exchange or register a transfer of any senior secured debt securities of such series selected, called or being called for redemption except, in the case of any senior secured debt security to be redeemed in part, the portion thereof not to be so redeemed.

Payment and Paying Agents

        Principal of and interest and premium, if any, on senior secured debt securities issued in the form of global securities will be paid in the manner described under "Book-Entry System."

        Unless otherwise indicated in the applicable prospectus supplement, interest on senior secured debt securities, other than interest at maturity, that are in the form of certificated securities will be paid by check payable in clearinghouse funds mailed to the person entitled thereto at such person's address as it appears in the register for the senior secured debt securities maintained by the senior secured debt trustee; provided, however, a holder of senior secured debt securities of one or more series under the senior secured indenture in the aggregate principal amount of $10,000,000 or more having the same interest payment dates will be entitled to receive payments of interest on such series by wire transfer of immediately available funds to a bank within the continental United States if the senior secured debt trustee has received appropriate wire transfer instructions on or prior to the applicable regular record date for such interest payment date. Unless otherwise indicated in the applicable prospectus supplement, the principal of, and interest at maturity and premium, if any, on, senior secured debt securities in the form of certificated securities will be payable in immediately available funds at the office of the senior secured debt trustee, as paying agent, or at the authorized office of any other paying agent we may designate upon presentation and surrender of such senior secured debt securities. We may appoint additional paying agents from time to time, including ourselves or our affiliates.

        All monies we pay to the senior secured debt trustee, as paying agent, for the payment of principal of, and interest or premium, if any, on, any senior secured debt security which remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable will be repaid to us, subject to applicable abandoned property laws, and the holder of such senior secured debt security will thereafter look only to us for payment thereof.

Redemption

        Any terms for the optional or mandatory redemption of the senior secured debt securities will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the senior secured debt securities will be redeemable by us only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the senior secured debt securities of a series are to be redeemed, the particular senior secured debt securities to be redeemed will be selected by the senior secured debt trustee in such manner as it shall deem appropriate and fair.

        Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the senior secured debt trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on, such senior secured debt securities and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such senior secured debt securities.

Security; Release Date

        Until the release date, the senior secured debt securities will be secured by one or more series of our first mortgage bonds, issued and delivered by us to the senior secured debt trustee. Upon the issuance of a series of senior secured debt securities before the release date, we have agreed to simultaneously issue and deliver to the senior secured debt trustee, as security for all the senior secured debt securities of such series being issued, a series of first mortgage bonds, which we refer to as our senior debt mortgage bonds, that will have the same stated maturity date and redemption provisions, and will be in the same aggregate principal amount as the related series of the senior secured debt securities being issued. The series of senior debt mortgage bonds to be issued to the senior secured debt trustee concurrently with the issuance of the related series of senior secured debt securities will bear interest at the same rate as is borne by the series of senior secured debt securities. Payment by us to the senior secured debt trustee of principal of, premium, if any, and interest on, a series of senior debt mortgage bonds will be applied by the senior secured debt trustee to satisfy our obligations with respect to principal of, premium, if any, and interest on, the related series of senior secured debt securities.

        The release date will be the date that all of our first mortgage bonds issued and outstanding under the first mortgage indenture, other than senior debt mortgage bonds, have been retired—at, before or after the maturity thereof—through payment, redemption or otherwise, including those first mortgage bonds deemed to be paid within the meaning of the first mortgage indenture. On the release date, the senior secured debt trustee will deliver to us for cancellation all senior debt mortgage bonds and not later than 30 days thereafter, will provide notice to all holders of senior secured debt securities of the occurrence of the release date. As a result, on the release date, the senior debt mortgage bonds shall cease to secure the senior secured debt securities, and the senior secured debt securities will become our unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt.

        Each series of senior debt mortgage bonds will be a series of our first mortgage bonds, all of which are secured by a lien on certain property we own, as described under "Description of First Mortgage Bonds—Security." Upon the payment or cancellation of any outstanding senior secured debt securities, the senior secured debt trustee shall surrender to us for cancellation an equal principal amount of the related series of senior debt mortgage bonds. We have agreed not to permit, at any time prior to the release date, the aggregate principal amount of senior debt mortgage bonds held by the senior secured debt trustee to be less than the aggregate principal amount of senior secured debt securities then outstanding. Prior to the release date, we may continue to issue first mortgage bonds under the first mortgage indenture. Following the release date, we have agreed to cause the first mortgage indenture to be discharged and we have agreed not to issue any additional first mortgage bonds under the first mortgage indenture. While we have agreed to be precluded after the release date from issuing additional first mortgage bonds under the first mortgage indenture, we have not agreed to be precluded under the senior secured indenture or senior secured debt securities from issuing or assuming other secured debt, or incurring liens on our property, except to the extent indicated under "Certain Covenants—Limitation on Liens" and "—Limitation on Sale and Lease-Back Transactions" and except as otherwise indicated in the applicable prospectus supplement.

Events of Default

        The following constitute events of default under the senior secured indenture:

  •
  default in the payment of principal of and premium, if any, on any senior secured debt security when due and payable;

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  default in the payment of interest on any senior secured debt security when due and payable which continues for 60 days;

  •
  default in the performance or breach of any of our other covenants or warranties in the senior secured debt securities or in the senior secured indenture and the continuation thereof for 60 days after written notice thereof to us by the senior secured debt trustee or to the senior secured debt trustee and us by the holders of at least 25% in aggregate principal amount of the outstanding senior secured debt securities is given;

  •
  prior to the release date, the occurrence of a default as defined in the first mortgage indenture; provided, however, that the waiver or cure of such default under the first mortgage indenture and the rescission and annulment of the consequences thereof under the first mortgage indenture shall constitute a waiver of the corresponding event of default under the senior secured indenture and a rescission and annulment of the consequences thereof under the senior secured indenture; and

  •
  the occurrence of events of bankruptcy, insolvency, reorganization, assignment or receivership relating to us, whether voluntary or involuntary, specified in the senior secured indenture, including, without limitation, the commencement by us of a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law, our consent to an order for relief in an involuntary case under any such law, an assignment for the benefit of creditors or the taking of any other corporate actions in furtherance of the foregoing.

        If an event of default under the senior secured indenture occurs and is continuing, either the senior secured debt trustee or the holders of not less than 33% in aggregate principal amount of the outstanding senior secured debt securities may declare, by notice in writing, the principal amount of and interest on all senior secured debt securities to be due and payable immediately. Upon such acceleration of the senior secured debt securities, the senior debt mortgage bonds shall be immediately redeemable upon demand of the senior secured debt trustee, and surrender thereof to the mortgage trustee, at a redemption price of 100% of the principal amount thereof, together with interest to the redemption date. At any time after an acceleration of the senior secured debt securities has been declared, but before a judgment or decree for the payment of the principal amount of the senior secured debt securities has been obtained, and provided the acceleration of all senior debt mortgage bonds has not occurred, if we pay or deposit with the senior secured debt trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and any amounts due to the senior secured debt trustee, and all defaults shall have been cured or waived, then such payment or deposit will cause an automatic rescission and annulment of the acceleration of the senior secured debt securities.

        The senior secured indenture provides that the senior secured debt trustee generally will be under no obligation to exercise any of its rights or powers under the senior secured indenture at the request or direction of any of the holders of senior secured debt securities unless such holders have offered to the senior secured debt trustee reasonable security or indemnity. Subject to such provisions for indemnity and certain other limitations contained in the senior secured indenture, the holders of a majority in principal amount of the outstanding senior secured debt securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior secured debt trustee, or of exercising any trust or power conferred on the senior secured debt trustee. The holders of a majority in principal amount of the outstanding senior secured debt securities generally will have the right to waive any past default or event of default under the senior secured indenture, except a default in the payment of principal, premium or interest on the senior secured debt securities. No holder of senior secured debt securities may institute any action against us under the senior secured indenture unless such holder previously shall have given to the senior secured debt trustee written notice of default and continuance thereof and unless the holders of not less than a majority in aggregate principal amount of senior secured debt securities shall have requested the senior secured debt trustee to institute such action and shall have offered the senior secured debt trustee reasonable indemnity, and the senior secured debt trustee shall not have instituted such action within 60 days of such request. Furthermore, no holder of senior secured debt securities will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of senior secured debt securities.

        Notwithstanding that the right of a holder of senior secured debt securities to institute a proceeding with respect to the senior secured indenture is subject to certain conditions precedent, each holder of a senior secured debt security has the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such senior secured debt security when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of senior secured debt securities.

        The senior secured indenture provides that the senior secured debt trustee, within 90 days after it receives notice of the occurrence of a default with respect to the senior secured debt securities, is required to give the holders of the senior secured debt securities notice of such default, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, any senior secured debt securities, the senior secured debt trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. We are required to deliver to the senior secured debt trustee each year a certificate as to whether or not, to the knowledge of the officers signing such certificate, we are in compliance with the conditions and covenants under the senior secured indenture.

Modification

        The senior secured debt trustee and we may modify and amend the senior secured indenture with the consent of the holders of a majority in principal amount of the outstanding senior secured debt securities affected thereby, provided that no such modification or amendment may, without the consent of the holder of each outstanding senior secured debt security affected thereby:

  •
  change the maturity date of any senior secured debt security;

  •
  reduce the rate, or change the method of calculation thereof, or extend the time of payment of interest on any senior secured debt security;

  •
  reduce the principal amount of, or premium payable on, any senior secured debt security;

  •
  change the coin or currency of any payment of principal of, or any premium or interest on, any senior secured debt security;

  •
  change the date on which any senior secured debt security may be redeemed at the option of the holder thereof or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to any senior secured debt security;

  •
  impair the interest of the senior secured debt trustee in the senior debt mortgage bonds held by it or, prior to the release date, reduce the principal amount of any series of senior debt mortgage bonds securing the senior secured debt securities to an amount less than the principal amount of the related series of senior secured debt securities or alter the payment provisions of those senior debt mortgage bonds in a manner adverse to the holders of the senior secured debt securities; or

  •
  modify the foregoing requirements or reduce the percentage of outstanding senior secured debt securities necessary to modify or amend the senior secured indenture or to waive any past default to less than a majority.

        The senior secured debt trustee and we may modify and amend the senior secured indenture without the consent of the holders in certain cases, including:

  •
  to add to our covenants for the benefit of the holders or to surrender a right conferred on us in the senior secured indenture;

  •
  to add further security for the senior secured debt securities;

  •
  to add provisions enabling us to be released with respect to one or more series of outstanding senior secured debt securities from our obligations under the covenants described under "Certain Covenants—Limitation on Liens" and "—Limitation on Sale and Lease-Back Transactions" and "Consolidation, Merger and Sale or Disposition of Assets," upon satisfaction of conditions with respect to such series of senior secured debt securities that are the same as those described under "Defeasance and Discharge," except that the opinion of tax counsel referred to in that section need not be based upon an external tax pronouncement;

  •
  to supply omissions, cure ambiguities or correct defects which actions, in each case, are not prejudicial to the interests of the holders in any material respect; or

  •
  to make any other change that is not prejudicial to the holders of senior secured debt securities.

        A supplemental indenture which changes or eliminates any covenant or other provision of the senior secured indenture, or any supplemental indenture which has expressly been included solely for the benefit of one or more series of senior secured debt securities, or which modifies the rights of the holders of senior secured debt securities of such series with respect to such covenant or provision, will be deemed not to affect the rights under the senior secured indenture of the holders of senior secured debt securities of any other series.

Defeasance and Discharge

        The senior secured indenture provides that we will be discharged from any and all obligations in respect of the senior secured debt securities and the senior secured indenture, except for certain obligations such as obligations to register the transfer or exchange of senior secured debt securities, replace stolen, lost or mutilated senior secured debt securities and maintain paying agencies, if, among other things, we irrevocably deposit with the senior secured debt trustee, in trust for the benefit of holders of senior secured debt securities, money or certain United States government obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, and any premium and interest on, the senior secured debt securities on the dates such payments are due in accordance with the terms of the senior secured indenture and the senior secured debt securities; provided that, unless all of the senior secured debt securities are to be due within 90 days of such deposit by redemption or otherwise, we shall also have delivered to the senior secured debt trustee an opinion of counsel expert in federal tax matters to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or similar pronouncement by the Internal Revenue Service or that there has been a change in law, in either case to the effect that the holders of the senior secured debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the senior secured indenture and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case absent such defeasance or discharge of the senior secured indenture. Thereafter, the holders of senior secured debt securities must look only to such deposit for payment of the principal of, and interest and any premium on, the senior secured debt securities.

Consolidation, Merger and Sale or Disposition of Assets

        We have agreed not to consolidate with or merge into any other corporation or sell or otherwise dispose of our properties as or substantially as an entirety to any person unless:

  •
  the successor or transferee corporation or the person that receives such properties pursuant to such sale, transfer or other disposition shall be a corporation organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia;

  •
  the successor or transferee corporation or the person that receives such properties pursuant to such sale, transfer or other disposition assumes by supplemental indenture the due and punctual payment of the principal of and premium and interest on all the senior secured debt securities and the performance of every covenant of the senior secured indenture to be performed or observed by us; and

  •
  prior to the release date, the successor or transferee corporation or the person that receives such properties pursuant to such sale, transfer or other disposition assumes our obligations under the first mortgage indenture with respect to the senior debt mortgage bonds.

        Upon any such consolidation, merger, sale, transfer or other disposition of our properties substantially as an entirety, the successor corporation formed by such consolidation or into which we are merged or the person to which such sale, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the senior secured indenture with the same effect as if such successor corporation or person had been named as us therein and we will be released from all obligations under the senior secured indenture. For purposes of the senior secured indenture, the conveyance or other transfer by us of:

  •
  all or any portion of our facilities for the generation of electric energy;

  •
  all of our facilities for the transmission of electric energy; or

  •
  all of our facilities for the distribution of natural gas;

in each case considered alone or in any combination with properties described in any other clause, shall in no event be deemed to constitute a conveyance or other transfer of all our properties, as or substantially as an entirety.

Certain Covenants

  Limitation on Liens

        The senior secured indenture provides, so long as any senior secured debt securities are outstanding, we may not issue, assume, guarantee or permit to exist after the release date any Debt (as defined herein) that is secured by any mortgage, security interest, pledge, lien or other encumbrance ("Lien") of or upon any of our Operating Property (as defined herein), whether owned at the date of the senior secured indenture or thereafter acquired, without in any such case effectively securing the senior secured debt securities (together with, if we shall so determine, any of our other indebtedness ranking senior to, or equally with, the senior secured debt securities) equally and ratably with such Debt (but only so long as such Debt is so secured).

        The foregoing restriction will not apply to:

  (1)
  Liens on Operating Property existing at the time of acquisition by us (which Liens may also extend to subsequent repairs, alterations and improvements to such Operating Property);

  (2)
  Liens on operating property of a corporation existing at the time such corporation is merged into or consolidated with, or such corporation disposes of all or substantially all its properties (or those of a division) to, us;

  (3)
  Liens on Operating Property to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure Debt incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such Liens are created or assumed contemporaneously with, or within 18 months after, such acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement;

  (4)
  Liens in favor of any State, or any department, agency or instrumentality or political subdivision of any State, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to such securities), to secure any Debt (including, without limitation, our obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving our Operating Property; or

  (5)
  any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (4), provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by said clauses (1) to (4), inclusive, shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

Also, the foregoing restriction will not apply to the issuance, assumption or guarantee by us of Debt secured by a Lien that would otherwise be subject to the foregoing restrictions up to an aggregate principal amount which, together with all our other secured Debt (not including secured Debt permitted under any of the foregoing exceptions) and the Value (as defined below) of Sale and Lease-Back Transactions (as defined below) existing at such time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be mortgaged under any of the foregoing exceptions in clauses (1) to (5) and Sale and Lease-Back Transactions that are permitted by the first sentence of "—Limitation on Sale and Lease-Back Transactions"), does not exceed 15% of Capitalization (as defined herein).

  Limitation on Sale and Lease-Back Transactions

        The senior secured indenture provides that so long as any senior secured debt securities are outstanding, we may not enter into or permit to exist after the release date any Sale and Lease-Back Transaction (as defined herein) with respect to any Operating Property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchaser's commitment is obtained more than 18 months after the later of the completion of the acquisition and the placing in operation of such Operating Property or of such Operating Property as constructed or developed or substantially repaired, altered or improved. This restriction will not apply if:

  (1)
  we would be entitled pursuant to any of the provisions described in clauses (1) to (5) of the first sentence of the second paragraph under "—Limitation on Liens" to issue, assume,

    guarantee or permit to exist Debt secured by a Lien on such Operating Property without equally and ratably securing the senior secured debt securities;

  (2)
  after giving effect to such Sale and Lease-Back Transaction, we could incur pursuant to the provisions described in the second sentence of the second paragraph under "—Limitation on Liens," at least $1.00 of additional Debt secured by Liens (other than Liens permitted by clause (1)); or

  (3)
  we apply within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by our Board of Directors) of the Operating Property so leased, to the retirement of senior secured debt securities or our other Debt ranking senior to, or equally with, the senior secured debt securities, subject to reduction for senior secured debt securities and such Debt retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity.

  Certain Definitions

        "Capitalization" means the total of all the following items appearing on, or included in, our consolidated balance sheet:

  (1)
  liabilities for Debt maturing more than twelve (12) months from the date of determination; and

  (2)
  common stock, preferred stock, hybrid preferred securities, premium on capital stock, capital surplus, capital in excess of par value and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of our capital stock held in our treasury.

        Subject to the foregoing, Capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and that are approved by independent accountants regularly retained by us, and may be determined as of a date not more than sixty (60) days prior to the happening of an event for which such determination is being made.

        "Debt" means any of our outstanding debt for money borrowed evidenced by notes, debentures, bonds, or other securities, or guarantees of any thereof.

        "Operating Property" means:

  (1)
  any interest in real property owned by us and

  (2)
  any asset owned by us that is depreciable in accordance with generally accepted accounting principles in the United States, or GAAP, excluding, in either case, any interest of us as lessee under any lease which has been or would be capitalized on the books of the lessee in accordance with GAAP (except for a lease that results from a Sale and Lease-Back Transaction).

        "Sale and Lease-Back Transaction" means any arrangement with any person providing for the leasing to us of any Operating Property (except for leases for a term, including any renewals thereof, of not more than 48 months), which Operating Property has been or is to be sold or transferred by us to such person; provided, however, Sale and Lease-Back Transaction does not include any arrangement first entered into prior to the date of the senior secured indenture.

        "Value" means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of:

  (1)
  the net proceeds to us from the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction and

  (2)
  the net book value of such property, as determined in accordance with generally accepted accounting principles by us at the time of entering into such Sale and Lease-Back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of such Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard, in any case, to any renewal or extension options contained in such lease.

Voting of Senior Debt Mortgage Bonds Held by Senior Secured Debt Trustee

        The senior secured debt trustee, as the holder of senior debt mortgage bonds, will attend any meeting of bondholders under the first mortgage indenture, or, at its option, will deliver its proxy in connection therewith relating to matters with respect to which it is entitled to vote or consent. So long as no event of default under the senior secured indenture shall have occurred or be continuing, the senior secured debt trustee shall vote all senior debt mortgage bonds then held by it, or consent with respect thereto, proportionately with the vote or consent of the holders of all other first mortgage bonds outstanding under the first mortgage indenture, the holders of which are eligible to vote or consent; provided, however, that the senior secured debt trustee shall not so vote in favor of, or so consent to, any amendment or modification of the first mortgage indenture which, if it were an amendment or modification of the senior secured indenture, would require the consent of holders of senior secured debt securities as described under "—Modification," without the prior consent of holders of senior secured debt securities that would be required for such an amendment or modification of the senior secured indenture.

Resignation or Removal of Senior Secured Debt Trustee

        The senior secured debt trustee may resign at any time upon written notice to us specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor trustee and such specified day. The senior secured debt trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the senior secured debt trustee and signed by the holders, or their attorneys-in-fact, of at least a majority in principal amount of the then outstanding senior secured debt securities. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the senior secured debt trustee upon notice to the holder of each senior secured debt security outstanding and the senior secured debt trustee, and appointment of a successor trustee.

Concerning the Senior Secured Debt Trustee

        We and our affiliates maintain corporate trust and other normal banking relationships with The Bank of New York. The senior secured indenture provides that our obligations to compensate the senior secured debt trustee and reimburse the senior secured debt trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien generally prior to that of the senior secured debt securities upon all property and funds held or collected by the trustee as such.

Governing Law

        The senior secured indenture and senior secured debt securities will be governed by New York law.

DESCRIPTION OF FIRST MORTGAGE BONDS

General

        Each series of first mortgage bonds will be a new series issued under the indenture of mortgage and deed of trust dated June 15, 1937 between us and The Bank of New York, as successor mortgage trustee, as amended and supplemented by supplemental indentures and as to be further amended by one or more supplemental indentures from time to time, which we refer to collectively as the first mortgage indenture. The following summaries of certain provisions of the first mortgage indenture do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the first mortgage indenture, which is an exhibit to the registration statement of which this prospectus is a part and which is incorporated in this prospectus by this reference.

        The first mortgage bonds will be issued directly or as security for our obligations under the senior secured indenture and the senior secured debt securities issued thereunder. We refer to first mortgage bonds issued to secure our obligations under the senior secured indenture and the senior secured debt securities issued thereunder as senior debt mortgage bonds.

Provisions of a Particular Series

        The prospectus supplement applicable to each series of first mortgage bonds, other than senior debt mortgage bonds, will specify, among other things:

  •
  the designation of such first mortgage bonds;

  •
  the date or dates on which the principal of such first mortgage bonds is payable;

  •
  the interest rate or rates for such first mortgage bonds and the date or dates from which interest shall accrue;

  •
  the dates on which interest will be payable;

  •
  the record dates for payments of interest;

  •
  the option, if any, for us to redeem such first mortgage bonds and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such first mortgage bonds may be redeemed;

  •
  our obligation, if any, to redeem or purchase such first mortgage bonds pursuant to any sinking fund or at the option of the holder and the terms and conditions upon which such first mortgage bonds will be redeemed; and

  •
  any other terms not inconsistent with the provisions of the first mortgage indenture.

        Unless otherwise indicated in the prospectus supplement, the first mortgage bonds are to be issued in denominations of $1,000 and integral multiples thereof.

        The senior debt mortgage bonds will correspond to the corresponding series of senior secured debt securities in respect of principal amount, interest rate, maturity date and redemption provisions. Upon payment of the principal of or premium, if any, or interest on the senior secured debt securities, senior note mortgage bonds of the corresponding series in a principal amount equal to the principal amount of such senior secured debt securities will, to the extent of such payment of principal, premium or interest, be deemed fully paid and our obligation to make such payment shall be discharged. The senior debt mortgage bonds will be redeemed on the respective dates and in the respective principal amounts that correspond to the redemption dates for, and the principal amounts to be redeemed of, the corresponding series of senior secured debt securities. In the event of an event of default under the senior secured indenture and acceleration of the senior secured debt securities, the senior debt mortgage bonds will be immediately redeemable in whole, upon demand of the senior secured debt trustee, and surrender thereof to the mortgage trustee, at a redemption price of 100% of the principal amount thereof, together with accrued interest to the redemption date.

        There is no improvement, maintenance or analogous fund for the first mortgage bonds. The holders of the outstanding first mortgage bonds will not have any specific contractual protection in the event we become involved in a highly leveraged transaction.

        At June 30, 2003, we had outstanding approximately $1.2 billion in principal amount of first mortgage bonds issued under the first mortgage indenture.

Registration, Transfer and Exchange

        Unless otherwise indicated in the applicable prospectus supplement, other than senior debt mortgage bonds, each series of first mortgage bonds will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under "Book-Entry System." The global securities will be registered in the name of a nominee of The Depository Trust Company, as depository, and deposited with, or on behalf of, the depository. Except in the circumstances described under "Book-Entry System," owners of beneficial interests in a global security will not be entitled to have first mortgage bonds registered in their names, will not receive or be entitled to receive physical delivery of any first mortgage bonds and will not be considered the registered holders thereof under the first mortgage indenture.

        First mortgage bonds may be exchanged for other first mortgage bonds of any authorized denominations of a like aggregate principal amount and tenor. Subject to the terms of the first mortgage indenture and the limitations applicable to global securities, first mortgage bonds may be transferred without charge to the holders thereof other than for applicable governmental taxes. Notwithstanding the foregoing, we will not be required to transfer or exchange any first mortgage bonds during a period beginning at the opening of business 15 days before any selection of first mortgage bonds to be redeemed and ending at the close of business on the day notice of redemption is mailed, or that is called or being called for redemption except, in the case of any first mortgage bond to be redeemed in part, the portion thereof not to be so redeemed.

        The senior debt mortgage bonds will be immediately delivered to, and registered in the name of, the senior secured debt trustee. The senior secured indenture provides that the senior secured debt trustee shall not transfer any senior debt mortgage bonds except to a successor trustee, to us, as provided in the senior secured indenture, or in compliance with a court order in connection with a bankruptcy or reorganization proceeding of us. The senior secured debt trustee shall generally vote the senior debt mortgage bonds proportionately with what it believes to be the vote of all other first mortgage bonds then outstanding, as described under "Description of Senior Secured Debt Securities—Voting of Senior Debt Mortgage Bonds Held by Senior Secured Debt Trustee."

Payment and Paying Agents

        Principal of and interest and premium, if any, on first mortgage bonds, issued in the form of global securities will be paid in the manner described below under "Book-Entry System."

        Unless otherwise indicated in the applicable prospectus supplement, principal of and interest on first mortgage bonds, other than senior debt mortgage bonds, in certificated form will be payable at our offices in St. Louis, Missouri, provided that, at our option, interest may be paid by checks mailed to the registered owners of such first mortgage bonds. Interest, other than defaulted interest, will be payable to the person in whose name such first mortgage bond is registered at the close of business on the 15th day of the month next preceding a month containing an interest payment date (or, if such day is a legal holiday in the State of New York or in the State of Missouri or a day when banking institutions in the Borough of Manhattan, the City of New York, or St. Louis, Missouri are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close).

Security

        In the opinion of our Vice President Regulatory Policy, General Counsel and Secretary, the first mortgage bonds will be secured, together with all other first mortgage bonds now or hereafter issued under the first mortgage indenture, including any senior debt mortgage bonds, by a valid and direct first lien (subject to certain leases, permitted liens and other minor defects) on substantially all of our properties and franchises other than cash, accounts receivable and other liquid assets, securities not specifically pledged and electric energy, materials, supplies or other products produced or purchased by us for use, sale or lease. The first mortgage indenture also contains provisions subjecting after-acquired property (with certain exceptions) to the lien of the first mortgage indenture.

Issuance of Additional First Mortgage Bonds

        Additional first mortgage bonds ranking equally with all other first mortgage bonds, including any senior debt mortgage bonds, may be issued from time to time under the first mortgage indenture in a principal aggregate amount equal to:

  (1)
  60% of the net bondable value of property additions not subject to an unfunded prior lien;

  (2)
  the amount of first mortgage bonds retired or to be retired (except out of trust estate money); or

  (3)
  the amount of cash deposited with the mortgage trustee for such purpose, which cash may thereafter be withdrawn upon the same basis that additional first mortgage bonds are issuable under (1) and (2) above.

        Bondable property includes construction work in progress on nuclear facilities and nuclear fuel.

        At June 30, 2003, approximately $2.6 billion principal amount of first mortgage bonds was issuable under clause (1) above and approximately $480 million principal amount of first mortgage bonds was issuable under clause (2) above.

        Notwithstanding the foregoing, additional first mortgage bonds may not be issued:

  (1)
  unless our net earnings available for interest and property retirement appropriations, as described below, for 12 consecutive months within the 15 months preceding such issuance is equal to the greater of twice the annual interest charges on, or 10% of the principal amount of, all first mortgage bonds and prior lien bonds then outstanding and then being issued; or

  (2)
  unless our net earnings available for interest after property retirement appropriations, as described below, for such periods shall have been equal to twice the annual interest on all such first mortgage bonds and prior lien bonds.

        We do not need to comply with these earnings tests in order to issue first mortgage bonds to refund first mortgage bonds previously issued, or to refund a prior lien which simultaneously becomes a funded prior lien upon the property additions made on the basis of such application, if application to issue additional first mortgage bonds for either of these two purposes is made at any time after a date two years prior to the maturity of the first mortgage bonds or prior lien bonds being refunded. The ratio under the test set forth under (2) above, which is more restrictive than the test set forth under (1) above, was 9.6 for the 12 months ended June 30, 2003, and would permit us to issue an additional $4.1 billion of first mortgage bonds (assuming an annual interest rate of 7%).

        Our "net earnings available for interest and property retirement appropriations" is defined as total operating revenues and net non-operating revenues, less operating expenses (other than income taxes).

Our "net earnings available for interest after property retirement appropriations" is defined as total operating revenues and net non-operating revenues, less operating expenses (other than income taxes) and less the greater of (1) the provisions for depreciation and expenditures for maintenance and repairs for the period in question or (2) 15% of gross operating revenues (as defined) for the period in question.

        Prior lien bonds secured by an unfunded prior lien may be issued under the circumstances and subject to the conditions and limitations contained in the first mortgage indenture referred to above. We have no plans to issue any such bonds.

Dividend Restriction

        There will be no dividend restrictions applicable to the first mortgage bonds.

Modification of the First Mortgage Indenture

        With the consent of the holders of 60% of the first mortgage bonds and 60% in principal amount of first mortgage bonds of each affected series if less than all are affected, the first mortgage indenture may be modified or altered and the rights of the holders of first mortgage bonds may be affected. Additionally, we may amend the first mortgage indenture to authorize amendments thereto by an appropriate written consent of the holders of 60% of the first mortgage bonds and 60% in principal amount of first mortgage bonds of each affected series if less than all are affected without a meeting of such bondholders.

        The first mortgage indenture may be amended without a meeting of bondholders to cure ambiguities or correct defects and may be so modified under certain other circumstances, provided that no such modification shall impair any of the rights of the bondholders or of the mortgage trustee.

Defaults Under the First Mortgage Indenture

        Defaults under the first mortgage indenture are defined as being:

  •
  default in payment of principal;

  •
  default for 30 days in payment of interest or satisfaction of our obligations respecting any sinking, improvement, maintenance or analogous fund;

  •
  default in payment of principal of, or interest on, any prior lien bonds;

  •
  the occurrence of events of bankruptcy, insolvency or reorganization relating to us, whether voluntary or involuntary, specified in the first mortgage indenture, including, without limitation, the appointment of a receiver by a court without our consent, the filing by us of a petition under federal bankruptcy law and the entry of a court order approving a petition filed against us under any such law;

  •
  default in other covenants for 60 days after notice by the mortgage trustee or the holders of 15% of the outstanding first mortgage bonds;

  •
  failure under certain circumstances to discharge, or provide for, judgments; or

  •
  termination of corporate franchise without continuance of business by a successor corporation.

        The mortgage trustee or the holders of not less than 25% of the outstanding first mortgage bonds may declare the entire principal due on default, but the holders of a majority of outstanding first mortgage bonds may annul such declaration if such default has been cured. The mortgage trustee is required to enforce the lien of the first mortgage indenture upon request of the holders of a majority in amount of the outstanding first mortgage bonds on default. The mortgage trustee has no obligations to exercise any of its trusts or powers at the request of any of the bondholders unless indemnified to its satisfaction, but the mortgage trustee is not relieved of its obligation to act upon the occurrence of an event of default.

        The first mortgage indenture provides that the mortgage trustee, within 90 days after the occurrence of any default thereunder with respect to a series of first mortgage bonds, is required to give the holders of such series notice of any default known to it, unless cured or waived; provided, however, that except in the case of a default in the payment of principal, interest or any sinking fund installment, if any, on any first mortgage bonds of such series, the mortgage trustee may withhold such notice if the mortgage trustee and our board of directors determine that it is in the interest of such holders to do so.

Compliance Certificates

        Compliance with provisions of the first mortgage indenture is evidenced by written statements by our officers, opinions of counsel and certificates of an engineer, accountant, appraiser or other expert (who in some instances must be independent). We are required to file various certificates and other reports annually, including, without limitation, an annual certificate evidencing compliance with all conditions and covenants without regard to any period of grace or notice requirements, and in certain other events.

DESCRIPTION OF DEBT SECURITIES

General

        The senior unsecured debt securities and the subordinated debt securities, which we refer to collectively as the debt securities, will represent our unsecured obligations of Union Electric Company. We may issue one or more series of debt securities directly to the public or to the trust from time to time. We expect that each series of senior unsecured debt securities or subordinated debt securities will be issued as a new series of debt securities under one of two separate indentures, as each may be amended or supplemented from time to time. We will issue the senior unsecured debt securities in one or more series under a senior unsecured indenture between us and a trustee. We will issue the subordinated debt securities in one or more series under a subordinated indenture dated as of December 1, 1996 between us and The Bank of New York, as trustee. The subordinated indenture, the form of the senior unsecured indenture and the form of board resolutions, officer's certificates or other instruments establishing the debt securities of a particular series are filed as exhibits to, or will be subsequently incorporated by reference in, the registration statement of which this prospectus is a part. Each indenture will be qualified under the Trust Indenture Act of 1939. The following summaries of certain provisions of the subordinated indenture, the senior unsecured indenture and the applicable debt securities do not purport to be complete and are subject to, and qualified in their entirety by, all of the provisions of the subordinated indenture, the senior unsecured indenture, as the case may be, and the applicable debt securities.

        There is no requirement under the subordinated indenture, nor will there be any such requirement under the senior unsecured indenture, that our future issuances of debt securities be issued exclusively under either indenture, and we will be free to employ other indentures or documentation, containing provisions different from those included in either indenture or applicable to one or more issuances of senior unsecured debt securities or subordinated debt securities, as the case may be, in connection with future issuances of other debt securities, including as described in this prospectus under "Description of Senior Secured Debt Securities." Nonetheless, the debt securities registered under the registration statement of which this prospectus is a part will only be issued pursuant to an indenture that is filed as an exhibit to the registration statement of which this prospectus is a part.

        The subordinated indenture provides, and the senior unsecured indenture will provide, that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the senior unsecured debt securities or the subordinated debt securities of that series, as the case may be, for issuances of additional senior unsecured debt securities or subordinated debt securities of that series, as applicable. Unless otherwise described in the applicable prospectus supplement, except as set forth under "—Certain Covenants Relating to Senior Unsecured Debt Securities," neither indenture described above limits or will limit the aggregate amount of debt we may incur.

        The senior unsecured debt securities will be our direct unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt and will be effectively junior to all of our secured debt, including our first mortgage bonds, as to the collateral pledged to secure this debt. As of June 30, 2003, approximately $1.2 billion of our first mortgage bonds was outstanding. The subordinated debt securities will be our unsecured general obligations and will rank junior in right of payment to our Senior Indebtedness, as described under the heading "Subordination of the Subordinated Debt Securities."

Provisions of a Particular Series

        The prospectus supplement applicable to each issuance of senior unsecured debt securities or subordinated debt securities, as the case may be, will specify, among other things:

  •
  the title and any limitation on aggregate principal amount of the debt securities;

  •
  the date or dates on which the principal of any of the debt securities is payable;

  •
  the interest rate or rates, or method of calculation of such rate or rates, for the debt securities, and the date from which interest will accrue;

  •
  the dates on which interest will be payable;

  •
  the record dates for payments of interest;

  •
  the place or places where the principal of, premium, if any, and interest on any of the debt securities will be payable;

  •
  any interest deferral or extension provisions;

  •
  the period or periods within which and the terms and conditions upon which any debt securities may be redeemed, in whole or in part, at our option;

  •
  the terms and conditions upon which any debt securities shall be redeemed or purchased by us pursuant to any sinking fund or other mandatory redemption provisions or at the option of the holder thereof;

  •
  if the amount payable in respect of principal of or any premium or interest on any debt securities may be determined with reference to an index or other fact or event ascertainable outside the applicable indenture, the manner in which such amounts will be determined;

  •
  if other than the principal amount thereof, the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity thereof;

  •
  the terms, if any, pursuant to which debt securities may be converted into or exchanged for shares of our capital stock or other securities of us or any other corporation;

  •
  any addition to the events of default applicable to that series of debt securities and any addition to our covenants for the benefit of the holders of that series; and

  •
  any other terms of the debt securities not inconsistent with the provisions of the senior unsecured indenture or the subordinated indenture, as the case may be.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities of any series will be issued in minimum denominations of $1,000 and integral multiples thereof.

        Unless otherwise indicated in the applicable prospectus supplement, there are no provisions in either indenture or the related debt securities that require us to redeem, or permit the holders to cause a redemption of, those debt securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control.

Subordination of Subordinated Debt Securities

        The subordinated debt securities will be subordinate and junior in right of payment to all of our Senior Indebtedness, as defined below. As of June 30, 2003, we had $65.5 million of subordinated debt securities issued and outstanding under the subordinated indenture.

        No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the subordinated debt securities may be made if any Senior Indebtedness is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or the maturity of any Senior Indebtedness has been accelerated because of a default and such acceleration has not been rescinded or annulled.

        Upon any distribution of our assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment. The rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the subordinated debt securities are paid in full. If provided in the applicable prospectus supplement, limited subordination periods may apply in the event of non-payment defaults relating to Senior Indebtedness in situations where there has not been an acceleration of Senior Indebtedness.

        As defined in the subordinated indenture, the term "Senior Indebtedness" means:

  (1)
  obligations (other than non-recourse obligations, the indebtedness issued under the subordinated indenture and other indebtedness which is expressly made subordinate to or pari passu with the subordinated debt securities) of, or guaranteed or assumed by, us for

  •
  borrowed money including both senior and subordinated indebtedness for borrowed money (other than the subordinated debt securities and other indebtedness which is expressly made subordinate to or pari passu with the subordinated debt securities); or

  •
  the payment of money relating to any lease which is capitalized on our balance sheet in accordance with generally accepted accounting principles as in effect from time to time; or

  (2)
  indebtedness evidenced by bonds, debentures, notes or other similar instruments, and in each case, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations, whether existing as of the date of the subordinated indenture or subsequently incurred by us.

        The subordinated indenture does not limit the aggregate amount of Senior Indebtedness that we may issue. As of June 30, 2003, our outstanding Senior Indebtedness aggregated approximately $2.2 billion.

Registration, Transfer and Exchange

        Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities, other than debt securities issued to a trust, will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under "Book-Entry System." The global securities will be registered in the name of a nominee of The Depository Trust Company, as depository, and deposited with, or on behalf of, the depository. Except in the circumstances described under "Book-Entry System," owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of any debt securities and will not be considered the registered holders thereof under the applicable indenture.

        Debt securities of any series will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed instrument of transfer—at the office of the security registrar or any transfer agent we may designate for such purpose, without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture. Such transfer or exchange will be effected upon the applicable trustee, us or the security registrar, as the case may be, being satisfied with the documents of title and identity of the person making the request.

        Unless otherwise indicated in the applicable prospectus supplement, the security registrar and the transfer agent will be the trustee under the applicable indenture. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        In the event of any redemption of debt securities, we will not be required to issue, register the transfer of, or exchange any debt security or any series thereof during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt security called for redemption and ending at the close of business on the day of such mailing or register the transfer of or exchange any debt security of such series selected for redemption, except in the case of any debt security to be redeemed in part, the unredeemed portion thereof not to be so redeemed.

Payment And Paying Agents

        Principal of and interest and premium, if any, on debt securities issued in the form of global securities will be paid in the manner described under "Book-Entry System."

        Unless otherwise indicated in the applicable prospectus supplement, the principal of and any premium and interest on debt securities of a particular series in the form of certificated securities will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Unless otherwise indicated in the applicable prospectus supplement, we will be designated as the sole paying agent for payments with respect to debt securities of each series, at our office in St. Louis, Missouri. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All monies we pay to a paying agent or held by us in trust for the payment of the principal of, and premium or interest, if any, on, any debt security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us, or, if then held by us, will be discharged from the trust, and the holder of such debt security thereafter may look only to us for payment thereof.

Redemption

        Any terms for the optional or mandatory redemption of the debt securities will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, debt securities will be redeemable by us only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed will be selected by such method as shall be provided for any particular series, or in the absence of any such provision, by the security registrar in such manner as it shall deem fair and appropriate.

        Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the paying agent or agents, on or prior to the dated fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on, such debt securities and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such debt securities.

Events of Default

        Each of the following will constitute or constitutes, as the case may be, an event of default under the senior unsecured indenture or the subordinated indenture with respect to senior unsecured debt securities or subordinated debt securities, as the case may be, of any series:

  •
  failure to pay principal of or premium, if any, on any debt security of such series, as the case may be, within three business days after the same becomes due and payable;

  •
  failure to pay interest on the debt securities of such series within 60 days after the same becomes due and payable; provided, however, that with respect to the subordinated indenture, a valid extension of the interest payment period by us shall not constitute such a failure;

  •
  failure to perform or breach of any of our other covenants or warranties in the applicable indenture (other than a covenant or warranty solely for the benefit of one or more series of debt securities other than such series) for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 33% in aggregate principal amount of the outstanding applicable debt securities of such series;

  •
  the occurrence of events of bankruptcy, insolvency, reorganization, assignment or receivership relating to us, whether voluntary or involuntary, specified in the particular indenture, including, without limitation, the commencement by us of a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law, our consent to an order for relief in an involuntary case under any such law, an assignment for the benefit of creditors or the authorization of any of the foregoing by our board of directors; and

  •
  any other event of default specified in the applicable prospectus supplement with respect to debt securities of a particular series.

No event of default with respect to the debt securities of a particular series necessarily constitutes an event of default with respect to the debt securities of any other series issued under the applicable indenture.

        If an event of default with respect to any series of debt securities occurs and is continuing, then either the trustee for such series or the holders of not less than 33% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount (or if the debt securities of such series are discount notes or similar debt securities, such portion of the principal amount as may be specified in the applicable prospectus supplement) of all of the debt securities of such series to be due and payable immediately; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities under a particular indenture, the trustee for such series or the holders of not less than 33% in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, may make such declaration of acceleration and not the holders of the debt securities of any one of such series.

        At any time after the acceleration with respect to the debt securities of any series has been declared, but before a judgment or decree for payment of the money due has been obtained, the event or events of default giving rise to such acceleration will be waived, and the acceleration will be rescinded and annulled, if

  •
  we pay or deposit with the trustee for such series a sum sufficient to pay all overdue interest on all debt securities of such series, the principal of and premium, if any, on the debt securities of such series which have become due otherwise than by acceleration and interest thereon at the rate or rates specified in such debt securities, interest upon overdue interest at the rate or rates specified in such debt securities, to the extent that payment of such interest is lawful, and all amounts due to the trustee for such series under the applicable indenture; and

  •
  any other event or events of default with respect to the debt securities of such series, other than the nonpayment of the principal of the debt securities of such series which has become due solely by such acceleration, have been cured or waived as provided in the applicable indenture.

However, no such rescission or annulment shall affect any subsequent event of default or impair any related right.

        Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee generally will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee and certain other limitations contained in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee, with respect to the debt securities of that series; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all those series, considered as one class, will have the right to make such direction, and not the holders of the debt securities of any one series. Any direction provided by the holders shall not be in conflict with any rule of law or with the senior unsecured indenture or the subordinated indenture, as the case may be, and will not involve the trustee in personal liability in circumstances where indemnity would not, in the trustee's sole discretion, be adequate and the trustee may take any other action it deems proper that is not inconsistent with such direction.

        The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with certain restrictive provisions of the applicable indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture on behalf of all holders of debt securities of that series with respect to the debt securities of that series, except a default in the payment of principal, premium or interest and certain covenants and provisions of such indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security of such series affected. No holder of debt securities of any series may institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless such holder has previously given to the trustee for such series written notice of a continuing event of default with respect to the debt securities of such series, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made written request to the trustee for such series to institute such proceeding and have offered reasonable indemnity, and the trustee for such series has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series a direction inconsistent with such request, within 60 days after such notice, request and offer. Furthermore, no holder of debt securities of any series will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of those debt securities.

        Notwithstanding the foregoing, each holder of debt securities of any series has the right which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.

        The trustee, within 90 days after it receives notice of the occurrence of a default (other than a default as described in the third bullet point above) with respect to the debt securities of any series, is required to give the holders of debt securities notice of any default with respect to the debt securities of such series, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, the debt securities of that series, the trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. We will be required to deliver to the trustees for the debt securities each year a statement by an appropriate officer as to such officer's knowledge of our compliance with all conditions and covenants under the applicable indenture, determined without regard to any period of grace or requirement of notice under such indenture.

Modification

        Without the consent of any holder of debt securities, the trustee for such debt securities and we may enter into one or more supplemental indentures for any of the following purposes:

  •
  to evidence the assumption of our covenants in the applicable indenture and the debt securities by any permitted successor;

  •
  to add to our covenants or other provisions for the benefit of the holders of all or any series of outstanding debt securities or to surrender any right or power conferred upon us by the applicable indenture;

  •
  to add any additional events of default with respect to all or any series of outstanding debt securities;

  •
  to change or eliminate any provision of the applicable indenture or to add any new provision to such indenture, provided that if such change, elimination or addition will adversely affect the interests of the holders of debt securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when there is no debt security of such series remaining outstanding under such indenture;

  •
  to provide collateral security for the debt securities;

  •
  to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

  •
  to provide for bearer securities and coupons;

  •
  to evidence and provide for the acceptance of appointment of a successor trustee under the applicable indenture with respect to the debt securities of one or more series and to add to or change any of the provisions of such indenture as shall be necessary to provide for or to facilitate the administration of the trusts under such indenture by more than one trustee;

  •
  to provide for the procedures required to permit the use of a noncertificated system of registration for any series of debt securities;

  •
  to change any place where (1) the principal of and any premium or interest on any debt securities is payable, (2) any debt securities may be surrendered for registration of transfer or exchange and (3) notices and demands to us in respect of the debt securities and the applicable indenture may be served; or

  •
  to cure any ambiguity or inconsistency or to make or change any other provisions with respect to matters and questions arising under the applicable indenture which actions, in each case, do not adversely affect the interests of the holders of debt securities of any series in any material respect.

        Except as provided above, the consent of the holders of not less than a majority in aggregate principal amount of either the senior unsecured debt securities or the subordinated debt securities, as the case may be, of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the applicable indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of senior unsecured debt securities or the subordinated debt securities outstanding, as the case may be, are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of the outstanding applicable debt securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the debt securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all, such tranches, then the consent only of the holders of a majority in aggregate principal amount of the outstanding applicable debt securities of all tranches so directly affected, considered as one class, will be required.

        Notwithstanding the foregoing, no such amendment or modification may, without the consent of the holder of the debt security:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, such debt security, or reduce the principal amount of such debt security;

  •
  reduce the rate of interest on such debt security (or the amount of any installment of interest thereon) or change the method of calculating such rate;

  •
  reduce any premium payable upon the redemption of such debt security, or reduce the amount of the principal of any discount security (as defined in the applicable indenture) that would be due and payable upon a declaration of acceleration of maturity;

  •
  change the coin or currency (or other property) in which such debt security or any premium or the interest thereon is payable; or

  •
  impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of such debt security (or, in the case of redemption, on or after the redemption date).

        Furthermore, no such amendment or modification may, without the consent of the holder of each outstanding debt security of any series or tranche affected thereby, reduce the percentage in principal amount of the outstanding debt securities of any series, or any tranche thereof, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with any provision of the applicable indenture or any default thereunder and its consequences or reduce the requirements for quorum or voting. In addition, no such amendment or modification may, without the consent of the holder of each outstanding debt security affected thereby, modify certain of the provisions of the applicable indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the debt securities of any series or any tranche thereof.

        A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more series of debt securities or one or more tranches thereof, or which modifies the rights of the holders of debt securities of such series or tranches with respect to such covenant or provision, will be deemed not to affect the rights under the applicable indenture of the holders of the debt securities of any other series or tranche.

Defeasance and Discharge

        Unless the applicable prospectus supplement states otherwise, the senior unsecured indenture, with respect to any and all series of senior unsecured debt securities, and the subordinated indenture, with respect to any and all series of subordinated debt securities, will be discharged and canceled (except for certain specified surviving obligations) if, among other things, we pay, in full, the principal of (and premium, if any) and interest on all series of the applicable debt securities and all other sums required under the applicable indenture and we deliver a certificate to the appropriate trustee stating that we have complied with all conditions precedent relating to the satisfaction and discharge of the applicable indenture.

        In addition, we may at any time terminate certain of our obligations under the indenture with respect to the senior unsecured debt securities or the subordinated debt securities of any series or terminate our obligations under certain covenants set forth in such indenture (after which any omission to comply with such obligations shall not constitute a default with respect to such debt securities) if we irrevocably deposit in trust with the trustee for such debt securities, for the benefit of the holders, cash or United States government obligations, or a combination thereof, in such amounts as will be sufficient to pay the principal of and premium and interest, if any, on the dates such payments are due in accordance with the terms of the applicable indenture and the related debt securities; provided that such funds shall have been on deposit with such trustee for a period of at least 90 days, or such trustee shall have received an opinion of counsel to the effect that payments to holders with such monies as proceeds are not recoverable as a preference under any applicable United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors. We must also comply with certain other conditions, including (under certain circumstances) the delivery of an opinion of counsel to the effect that the holder of such debt securities will not realize income, gain or loss for federal income tax purposes as a result of such defeasance. Such opinion of counsel may be required to be accompanied by a ruling of the Internal Revenue Service issued to us or based on a change in law or regulation occurring after the date of the applicable indenture.

Merger and Sale or Disposition of Assets

        We have agreed not to consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

  •
  the successor or transferee corporation or the person which acquires by conveyance or transfer, or which leases, such properties and assets substantially as an entirety is a corporation organized and validly existing under the laws of any domestic jurisdiction and expressly assumes our obligations on the debt securities and under each of the indentures;

  •
  immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, occurs and is continuing; and

  •
  we have delivered to the trustees for such debt securities an officer's certificate and an opinion of counsel as provided in each of the indentures.

        Upon any such consolidation or merger, or conveyance, transfer or lease of our properties and assets substantially as an entirety, the successor corporation formed by such consolidation or into which we are merged or the person to which such sale, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the applicable indenture with the same effect as if such successor person had been named as us therein, except in the case of a lease, and the predecessor person shall be released from all obligations under the applicable indenture.

        The senior unsecured indenture will provide that the conveyance or other transfer by us of all or any portion of our facilities for the generation of electric energy, all of our facilities for the transmission of electric energy, or all of our facilities for the distribution of natural gas, in each case considered alone or in any combination with properties described in any other clause, shall in no event be deemed to constitute a conveyance or other transfer of all of our properties, as or substantially as an entirety.

Certain Covenants Relating to Senior Unsecured Debt Securities

  Limitation on Liens

        The senior unsecured indenture will provide that, so long as any senior unsecured debt securities are outstanding, we may not issue, assume, guarantee or permit to exist any Debt that is secured by any Lien of or upon any of our Operating Property (as each term is defined under "Description of Senior Secured Debt Securities—Certain Covenants"), whether owned at the date of the senior unsecured indenture or thereafter acquired, without in any such case effectively securing the senior unsecured debt securities (together with, if we shall so determine, any of our other indebtedness ranking senior to, or equally with, the senior unsecured debt securities) equally and ratably with such Debt (but only so long as such Debt is so secured).

        The foregoing restriction will not apply to:

  (1)
  Liens on Operating Property existing at the time of acquisition by us (which Liens may also extend to subsequent repairs, alterations and improvements to such Operating Property);

  (2)
  Liens on operating property of a corporation existing at the time such corporation is merged into or consolidated with, or such corporation disposes of all or substantially all its properties (or those of a division) to, us;

  (3)
  Liens on Operating Property to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure Debt incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such Liens are created or assumed contemporaneously with, or within 18 months after, such acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement;

  (4)
  Liens in favor of any State, or any department, agency or instrumentality or political subdivision of any State, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to such securities), to secure any Debt (including, without limitation, our obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving our Operating Property;

  (5)
  the Lien of our first mortgage indenture until the first mortgage indenture and such Lien are discharged by us; or

  (6)
  any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (4), provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by said clauses (1) to (4), inclusive, shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement.

Also, the foregoing restriction will not apply to the issuance, assumption or guarantee by us of Debt secured by a Lien that would otherwise be subject to the foregoing restrictions up to an aggregate principal amount which, together with all our other secured Debt (not including secured Debt permitted under any of the foregoing exceptions) and the Value of Sale and Lease-Back Transactions (as defined under "Description of Senior Secured Debt Securities—Certain Covenants") existing at such time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be mortgaged under any of the foregoing exceptions in clauses (1) to (6) and Sale and Lease-Back Transactions that are permitted by the first sentence of "—Limitation on Sale and Lease-Back Transactions"), does not exceed 15% of Capitalization (as defined in "Description of Senior Secured Debt Securities—Certain Covenants").

  Limitation on Sale and Lease-Back Transactions

        The senior unsecured indenture will provide that so long as any senior unsecured debt securities are outstanding, we may not enter into or permit to exist any Sale and Lease-Back Transaction with respect to any Operating Property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchaser's commitment is obtained more than 18 months after the later of the completion of the acquisition and the placing in operation of such Operating Property or of such Operating Property as constructed or developed or substantially repaired, altered or improved. This restriction will not apply if:

  (1)
  we would be entitled pursuant to any of the provisions described in clauses (1) to (6) of the first sentence of the second paragraph under "—Limitation on Liens" to issue, assume, guarantee or permit to exist Debt secured by a Lien on such Operating Property without equally and ratably securing the senior unsecured debt securities;

  (2)
  after giving effect to such Sale and Lease-Back Transaction, we could incur pursuant to the provisions described in the second sentence of the second paragraph under "—Limitation on Liens," at least $1.00 of additional Debt secured by Liens (other than Liens permitted by clause (1)); or

  (3)
  we apply within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by our Board of Directors) of the Operating Property so leased, to the retirement of senior unsecured debt securities or our other Debt ranking senior to, or equally with, the senior unsecured debt securities, subject to reduction for senior unsecured debt securities and such Debt retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity.

Concerning the Trustee for Subordinated Debt Securities

        We and our affiliates maintain corporate trust and other normal banking relationships with The Bank of New York, the trustee under the subordinated indenture. The Bank of New York is also the mortgage trustee under the first mortgage indenture. Each indenture provides that our obligations to compensate the trustee and reimburse the trustee for expenses, disbursements and advances will be secured by a lien prior to the applicable debt securities upon the property and funds held or collected by the trustee as such.

Governing Law

        Each of the senior unsecured indenture and the subordinated indenture and the debt securities will be governed by New York law.

DESCRIPTION OF TRUST PREFERRED SECURITIES

        This prospectus describes certain general terms of the trust preferred securities. The trust preferred securities will be issued by Union Electric Capital Trust I, a Delaware statutory trust which we formed by executing a trust agreement (with The Bank of New York (Delaware), as trustee, and an administrator named therein) and causing the filing of a certificate of trust with the Delaware Secretary of State. At the time trust preferred securities are to be issued, the original trust agreement will be amended and restated, to be effective at the time of such issuance. The form of amended and restated trust agreement is filed as an exhibit to the registration statement of which this prospectus is a part. The amended and restated trust agreement, which we will refer to in this prospectus as the "trust agreement," will be qualified as an indenture under the Trust Indenture Act of 1939. You should read the form of amended and restated trust agreement for provisions that may be important to you. When we offer to sell a particular series of trust preferred securities, we will describe the specific terms of that series in a prospectus supplement. The trust preferred securities will be issued pursuant to the trust agreement, which we have summarized below. This summary is not complete.

General

        The trust will exist for the exclusive purposes of:

  •
  issuing two classes of trust securities—trust preferred securities and trust common securities (collectively, the "trust securities")—which together represent undivided beneficial interests in the assets of the trust;

  •
  investing the gross proceeds of the trust securities in our debt securities; and

  •
  engaging in only those other activities necessary, convenient or incidental to the purposes listed above.

        Our debt securities will be the sole assets of the trust, and our payments under the debt securities will be the sole revenue of the trust. No separate financial statements of the trust will be included in this prospectus. We consider that these financial statements would not be material to holders of the trust preferred securities because the trust would not have any independent operations and the only purposes of the trust are those described above. We do not expect that the trust will be filing annual, quarterly or special reports with the SEC. The principal place of business of the trust will be c/o Union Electric Company, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

        The trust will exist until terminated as provided in the trust agreement. The administrators and trustees of the trust will be:

  •
  two of our employees or officers or two employees or officers of our affiliates as administrators (the "administrators");

  •
  a financial institution that will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act (the "property trustee"); and

  •
  one trustee with its principal place of business in the State of Delaware for the purpose of complying with the provisions of the Delaware Statutory Trust Act (the "Delaware trustee").

        The trust agreement will authorize the administrators to issue two classes of trust securities: trust preferred securities and trust common securities. We will own all of the trust common securities issued by the trust, which will rank equally in right of payment with the trust preferred securities issued by the trust. However, if an event of default occurs and is continuing under the trust agreement, rights of the holders of the trust common securities to payment for distributions and otherwise will be subordinated to the rights of the holders of the trust preferred securities. We will acquire trust common securities of the trust in a total liquidation amount of at least three percent of the total capital of the trust.

        Proceeds from the sale of both the trust preferred securities and the trust common securities issued by the trust will be used to purchase our debt securities, which will be held in trust by the property trustee for the benefit of the holders of the trust securities. We will guarantee the payments of distributions and payments of redemption or liquidation with respect to the trust preferred securities, but only to the extent the trust has funds available to make those payments and has not made the payments. See "Description of Guarantee" below.

        The guarantee, when taken together with our obligations under the debt securities, the related indenture, and the trust agreement (including our agreement to pay the expenses of the trust, other than payments in respect of the trust securities, contained in the trust agreement), will provide a full and unconditional guarantee of amounts due on the trust preferred securities issued by the trust. The trust preferred securities will have the terms, including distributions, redemption, voting, liquidation rights and other rights or restrictions that will be described in the trust agreement or made part of it by the Trust Indenture Act or the Delaware Statutory Trust Act.

Provisions of a Particular Series

        The trust may issue only one series of trust preferred securities. The prospectus supplement will set forth the principal terms of the trust preferred securities that will be offered, including:

  •
  the name of the trust preferred securities;

  •
  the liquidation amount and number of trust preferred securities issued;

  •
  the annual distribution rate or rates or method of determining such rate or rates, the payment date or dates and the record dates used to determine the holders who are to receive distributions;

  •
  the date from which distributions will be cumulative;

  •
  the optional redemption provisions, if any, including the prices, time periods and other terms and conditions on which the trust preferred securities will be purchased or redeemed, in whole or in part;

  •
  the terms and conditions, if any, upon which the debt securities and the guarantee may be distributed to holders of the trust preferred securities;

  •
  any securities exchange on which the trust preferred securities will be listed;

  •
  the terms and conditions, if any, upon which the trust preferred securities may be converted into our securities; and

  •
  any other relevant rights, covenants, preferences, privileges, limitations or restrictions of the trust preferred securities.

        Terms of the trust preferred securities issued by the trust will mirror the terms of the debt securities held by the trust. In other words, the interest rate and interest and other payment dates of the debt securities issued to the trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the trust preferred securities of the trust. The prospectus supplement will also set forth whether the debt securities to be issued to the trust will be senior debt securities or subordinated debt securities.

Distributions

        The trust preferred securities represent preferred, undivided, beneficial interests in the assets of the trust. The prospectus supplement will state the annual rate, as a percentage of the liquidation amount, at which distributions on each trust preferred security will be payable, the liquidation amount and the dates on which distributions will be payable.

        The trust will use the proceeds from the issuance and sale of the trust preferred securities to purchase debt securities. The revenue of the trust available for distribution to holders of the trust preferred securities issued by the trust will be limited to payments under those debt securities. If we do not make payments on the debt securities, the trust will not have funds available to pay distributions or other amounts payable on the trust preferred securities. The payment of distributions and other amounts payable on the trust preferred securities, if and to the extent the trust has funds legally available for and cash sufficient to make such payments, is guaranteed by us on a limited basis.

Option to Extend Interest Payment Period

        Unless the prospectus supplement states otherwise, we have the right to defer the payment of interest on the debt securities at any time or from time to time for a period, which we refer to in this prospectus as an "extension period," not exceeding 20 consecutive quarterly periods with respect to each extension period. During each extension period we shall have the right to make partial payments of interest on any interest payment date. At the end of each extension period we shall pay all interest then accrued and unpaid. No extension period may extend beyond the stated maturity of the debt securities or end on a date other than an interest payment date. As a consequence of any such deferral, distributions on the trust preferred securities by the trust will be deferred during any such extension period. Distributions to which holders of the trust preferred securities are entitled will accumulate additional distributions at the rate stated in the prospectus supplement. During an extension period, interest will continue to accrue and holders of debt securities, or holders of trust preferred securities while outstanding, will be required to accrue original issue discount income for United States federal income tax purposes.

        Prior to the termination of any extension period, we may further defer the payment of interest, provided that, unless the applicable prospectus supplement states otherwise, no extension period may exceed 20 consecutive quarterly periods or extend beyond the stated maturity of the debt securities. Upon the termination of any extension period and the payment of all amounts then due, we may elect to begin a new extension period subject to the above conditions. No interest shall be due and payable during an extension period, except at its end. We must give the trustee notice of our election of an extension period at least one business day prior to the earlier of the date the distributions on the trust preferred securities would have been payable but for the election to begin such extension period and the date the property trustee is required to give notice to holders of the trust preferred securities of the record date or the date such distributions are payable, but in any event not less than one business day prior to such record date. The trustee will give notice of our election to begin a new extension period to the holders of the trust preferred securities.

Registration, Transfer and Exchange

        Unless otherwise indicated in the applicable prospectus supplement, the trust preferred securities will be issued initially in the form of one or more global securities, in registered form, without coupons, as described under "Book-Entry System." The global trust preferred securities will be registered in the name of a nominee of The Depository Trust Company, as depository, and deposited with, or on behalf of, the depository. Except in the circumstances described under "Book-Entry System," owners of beneficial interests in a global trust preferred security will not be entitled to have trust preferred securities registered in their names, will not receive or be entitled to receive physical delivery of any trust preferred securities and will not be considered the registered holders thereof under the trust agreement.

        Trust preferred securities will be exchangeable for other trust preferred securities of the same series of any authorized denominations of a like aggregate liquidation amount and tenor. Subject to the terms of the trust agreement and the limitations applicable to global securities, trust preferred securities may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed instrument of transfer—at the office of the property trustee, without service charges but upon payment of any taxes and other governmental charges as described in the trust agreement. Such transfer or exchange will be effected upon the property trustee being satisfied with the documents of title and identity of the person making the request.

        The property trustee will not be required to issue, register the transfer of, or exchange any trust preferred securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any trust preferred securities called for redemption and ending at the close of business on the day of mailing or register the transfer of, or exchange, any trust preferred securities selected for redemption except, in the case of any trust preferred security to be redeemed in part, the portion thereof not to be so redeemed.

Payment and Paying Agents

        Distributions and other payments on trust preferred securities issued in the form of global securities will be paid in the manner described under "Book-Entry System."

        Unless otherwise indicated in the applicable prospectus supplement, distributions and other payments with respect to trust preferred securities that are in the form of certificated securities will be made by check mailed to the person entitled thereto at such person's address as such address appears on the securities register for the trust securities maintained by the property trustee. The paying agent initially will be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrators. If the property trustee is no longer the paying agent, the property trustee will appoint a successor, which must be a bank or trust company reasonably acceptable to the administrators, to act as paying agent. Such paying agent will be permitted to resign as paying agent upon 30 days' written notice to the property trustee and the administrators at which time the paying agent will return all unclaimed funds and all other funds in its possession to the property trustee.

Redemption

        Upon the repayment or redemption, in whole or in part, of the debt securities held by the trust, the proceeds shall be applied by the property trustee to redeem a Like Amount, as defined below, of the trust securities issued by the trust, upon not less than 30 nor more than 60 days' notice, unless otherwise indicated in a prospectus supplement, at a redemption price equal to the aggregate liquidation amount of the trust preferred securities plus accumulated but unpaid distributions to but excluding the redemption date and the related amount of the premium, if any, paid by us upon the concurrent redemption of the debt securities. If less than all the debt securities held by the trust are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption shall be allocated to the redemption proportionately of the trust preferred securities and the trust common securities issued by the trust based on the relative liquidation amounts of the classes. The amount of premium, if any, paid by us upon the redemption of all or any part of the debt securities held by the trust to be repaid or redeemed on a redemption date shall be allocated to the redemption proportionately of the trust preferred securities and the trust common securities issued by the trust.

        Unless the prospectus supplement states otherwise, we will have the right to redeem the debt securities held by the trust:

  •
  on or after the date fixed for redemption as stated in the prospectus supplement, in whole at any time or in part from time to time; or

  •
  prior to the date fixed for redemption as stated in the prospectus supplement, in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event or an Investment Company Event, each as defined below.

        "Like Amount" means:

  •
  with respect to a redemption of trust securities, trust securities having a liquidation amount equal to that portion of the principal amount of debt securities to be contemporaneously redeemed in accordance with the applicable indenture, allocated to the trust common securities and to the trust preferred securities based upon the relative liquidation amounts of the classes; and

  •
  with respect to a distribution of debt securities to holders of trust securities in connection with a dissolution or liquidation of the trust, debt securities having a principal amount equal to the liquidation amount of the trust securities of the holder to whom the debt securities are distributed.

        "Tax Event" means the receipt by the trust of an opinion of counsel to us experienced in relevant matters to the effect that, as a result of any amendment to, or change—including any announced prospective change—in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority of or in the United States, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying these laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance by the trust of trust preferred securities, including, without limitation, any of the foregoing arising with respect to, or resulting from, any proposal, proceeding or other action commencing on or before the date of issuance, there is more than an insubstantial risk that:

  •
  the trust is, or will be within 90 days of the delivery of the opinion, subject to United States federal income tax with respect to income received or accrued on the debt securities we have issued to it;

  •
  interest payable by us on the debt securities is not, or within 90 days of the delivery of the opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

  •
  the trust is, or will be within 90 days of the delivery of the opinion, subject to more than an insubstantial amount of other taxes, duties or other governmental charges.

        "Investment Company Event" means the receipt by the trust of an opinion of counsel to us experienced in these matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change—including any announced prospective change—in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance by the trust of trust preferred securities.

        If and for so long as the trust is the holder of all the debt securities issued by us to it, we will pay, with respect to the debt securities, such additional amounts as may be necessary in order that the amount of distributions then due and payable by the trust on the outstanding trust preferred securities and trust common securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which it has become subject, including as a result of a Tax Event.

Redemption Procedures

        Trust preferred securities redeemed on each redemption date shall be redeemed at the redemption price with the proceeds from the contemporaneous redemption of the debt securities held by the trust. Redemptions of trust preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the trust has funds on hand available for the payment of the redemption price. See also "—Subordination of Trust Common Securities."

        If the trust gives a notice of redemption in respect of any trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, in the case of trust preferred securities held in book-entry form, the property trustee will deposit irrevocably with the depository funds sufficient to pay the applicable redemption price and will give the depository irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities. With respect to trust preferred securities not held in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption shall be payable to the holders of the trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of the deposit all rights of the holders of the trust preferred securities so called for redemption will cease, except the right of the holders of the trust preferred securities to receive the redemption price, and any distribution payable in respect of the trust preferred securities, but without interest on the redemption price, and the trust preferred securities will cease to be outstanding. In the event that payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee as described under "Description of Guarantee," distributions on the trust preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the trust to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

        If less than all the trust preferred securities and trust common securities are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust preferred securities and trust common securities to be redeemed shall be allocated proportionately to the trust preferred securities and the trust common securities based upon the relative liquidation amounts of the classes. The particular trust preferred securities to be redeemed shall be selected on a proportionate basis not more than 60 days prior to the redemption date by the property trustee from the outstanding trust preferred securities not previously called for redemption, or if the trust preferred securities are then held in the form of a global trust preferred security, in accordance with the depository's customary procedures. The property trustee shall promptly notify the securities registrar for the trust securities in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of trust preferred securities to be redeemed at its address appearing on the securities register for the trust securities. Unless we default in payment of the redemption price on the related debt securities, on and after the redemption date interest will cease to accrue on the debt securities or portions of them called for redemption.

Subordination of Trust Common Securities

        If on any distribution date or redemption date a payment event of default with respect to the underlying debt securities has occurred and is continuing, no payment on or in respect of the trust common securities shall be made unless all amounts due in respect of the trust preferred securities (including the liquidation amount or redemption price, if applicable) shall have been paid or payment provided for. All funds immediately available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust preferred securities then due and payable.

        In the case of any event of default, as defined below, resulting from an event of default with respect to the underlying debt securities, the holders of trust common securities will be deemed to have waived any right to act with respect to any event of default under the trust agreement until the effects of all events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated. See "—Events of Default" and "Description of Debt Securities—Events of Default." Until all events of default under the trust agreement with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on behalf of the holders of the trust common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

        In the event of any liquidation of the trust, the prospectus supplement will state the amount payable on the trust preferred securities as a dollar amount per trust preferred security plus accumulated and unpaid distributions to the date of payment, subject to certain exceptions, which may be in the form of a distribution of the amount in debt securities held by the trust.

        The holders of all the outstanding trust common securities of the trust have the right at any time to dissolve the trust and, after satisfaction of liabilities to creditors of the trust as provided by applicable law, cause the debt securities held by the trust to be distributed in liquidation of the trust to the holders of the trust preferred securities and trust common securities.

        Pursuant to the trust agreement, unless the prospectus supplement states otherwise, the trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of:

  •
  events of bankruptcy, dissolution or liquidation involving us or the holder of the trust common securities, as specified in the trust agreement;

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  the giving by the holder of the trust common securities issued by the trust of written direction to the property trustee to dissolve the trust, which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holder of the trust common securities;

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  the redemption of all the trust preferred securities issued by the trust in connection with the repayment or redemption of all the debt securities as described under "—Redemption"; and

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  the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

        If dissolution of the trust occurs as described in the first, second or fourth bullet-point above, the trust will be liquidated by the property trustee as expeditiously as the property trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust securities a Like Amount of the related debt securities. If such distribution is not practical, or, if a dissolution of the trust occurs as described in the third bullet point above, the holders will be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to, in the case of holders of the trust preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions to the date of payment. In this prospectus we refer to this amount as the "liquidation distribution." If the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on its trust preferred securities shall be paid on a proportionate basis. The holders of the trust common securities issued by the trust will be entitled to receive distributions upon any liquidation proportionately with the holders of the trust preferred securities, except that if a payment event of default has occurred and is continuing on the related debt securities, the trust preferred securities shall have a priority over the trust common securities. See "—Subordination of Trust Common Securities."

        After the liquidation date is fixed for any distribution of debt securities we have issued to the trust,

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  the trust preferred securities will no longer be deemed to be outstanding,

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  the depository or its nominee, as the registered holder of the trust preferred securities, will receive a registered global certificate or certificates representing the debt securities to be delivered upon the distribution with respect to the trust preferred securities held by the depository or its nominee, and

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  any certificates representing the trust preferred securities not held by the depository or its nominee will be deemed to represent the debt securities having a principal amount equal to the stated liquidation amount of the trust preferred securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the trust preferred securities until the certificates are presented to the security registrar for the trust securities for transfer or reissuance.

        If we do not redeem the debt securities we have issued to the trust prior to the stated maturity and the trust is not liquidated and the debt securities are not distributed to holders of the trust preferred securities issued by the trust, the trust preferred securities will remain outstanding until the repayment of the debt securities and the distribution of the liquidation distribution to the holders of the trust preferred securities.

        There can be no assurance as to the market prices for trust preferred securities or the related debt securities that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of the trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the related debt securities that the investor may receive on dissolution and liquidation of the trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities offered hereby.

Certain Covenants

        In connection with the issuance of trust preferred securities by the trust, we will agree:

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  to continue to hold, directly or indirectly, 100% of the trust common securities of the trust to which debt securities have been issued while such debt securities are outstanding, provided that certain successors that are permitted pursuant to the applicable indenture may succeed to our ownership of the trust common securities;

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  not to voluntarily dissolve, wind up or liquidate the trust to which debt securities have been issued, other than in connection with a distribution of debt securities to the holders of the trust preferred securities in liquidation of the trust or in connection with certain mergers, consolidations or amalgamations permitted by the trust agreement; and

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  to use our reasonable efforts, consistent with the terms and provisions of the trust agreement, to cause the trust to which debt securities have been issued to continue not to be taxable other than as a grantor trust for United States federal income tax purposes.

        Unless the prospectus supplement states otherwise, we will also agree that we will not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, (2) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of ours that rank equally with, or junior to, the debt securities (or, with respect to senior deferrable debt securities, make any payment of interest on senior deferrable debt securities with similar deferral provisions or make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank junior to such senior deferrable debt securities), or (3) make any guarantee payments with respect to any guarantee issued by us if such guarantee ranks equally with, or junior to, the debt securities (or, with respect to senior deferrable debt securities, make any guarantee payments with respect to any guarantee issued by us if such guarantee ranks junior to such senior deferrable debt securities), other than, in each case:

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  repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan;

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  payments under any guarantee executed and delivered by us concurrently with the issuance of the trust preferred securities;

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  any declaration of a dividend in the form of capital stock in connection with any shareholders' rights plan, or the issuance of rights to capital stock under any shareholders' rights plan, or the redemption or repurchase of rights pursuant to any such plan; or

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  any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to the stock, if at such time

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  we have actual knowledge of any event that (a) with the giving of notice or the lapse of time, or both, would constitute an event of default under the applicable indenture, and (b) we have not taken reasonable steps to cure the same;

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  we are in default with respect to our payment of any obligations under the guarantee executed and delivered by us concurrently with the issuance of the trust preferred securities; or

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  an extension period is continuing.

        We will also agree that, if and for so long as the trust is the holder of all debt securities issued by us in connection with the issuance of trust preferred securities by the trust and the trust is required to pay any additional taxes, duties or other governmental charges, including in connection with a Tax Event, we will pay as additional sums on the debt securities the amounts that may be required so that the distributions payable by the trust will not be reduced as a result of any additional taxes, duties or other governmental charges.

Events of Default

        Any one of the following events constitutes an event of default with respect to the trust preferred securities issued by the trust under the trust agreement:

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  default by the trust in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;

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  default by the trust in the payment of any redemption price of any trust security issued by the trust when it becomes due and payable;

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  default in the performance, or breach, in any material respect, of any covenant or warranty of the property trustee and the Delaware trustee in the trust agreement, other than as described above, and continuation of the default or breach for a period of 60 days after there has been given, by registered or certified mail, to the appropriate trustees and to us by the holders of at least 33% in aggregate liquidation amount of the outstanding trust preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the trust agreement;

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  the occurrence of an event of default under the applicable indenture relating to the debt securities held by the trust (see "Description of Debt Securities—Events of Default");

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  the occurrence of events of bankruptcy or insolvency with respect to the property trustee or all or substantially all of its property if a successor property trustee has not been appointed within 90 days of the occurrence; or

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  the occurrence of events of bankruptcy or insolvency with respect to the trust specified in the trust agreement, including, without limitation, the filing of a petition under any applicable bankruptcy, insolvency, reorganization or other similar law, being adjudged a bankrupt, the consent to the institution of bankruptcy or insolvency proceedings against it, an assignment for the benefit of creditors or the taking of other corporate actions in furtherance of the foregoing.

        Within five business days after the occurrence of certain events of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of trust securities and the administrators, unless the event of default has been cured or waived. Within five business days after the receipt of notice that we intend to exercise our right under the applicable indenture to defer the payment of interest on the debt securities, the property trustee must notify the holders and the administrators that we intend to defer these interest payments, unless we have revoked our determination to do so.

        The trust agreement includes provisions as to the duties of the property trustee in case an event of default occurs and is continuing. Consistent with these provisions, the property trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders unless those holders have offered to the property trustee reasonable indemnity. Subject to these provisions for indemnification, the holders of a majority in liquidation amount of the outstanding trust preferred securities may direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or exercising any trust or power conferred on the property trustee, with respect to the trust preferred securities.

        The holders of at least a majority in aggregate liquidation amount of the outstanding trust preferred securities issued by the trust may waive any past default under the trust agreement except:

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  a default in the payment of any distribution when it becomes due and payable or any redemption price;

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  a default with respect to certain covenants and provisions of the trust agreement that cannot be modified or amended without consent of the holder of each outstanding trust preferred security; and

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  a default under the applicable indenture that the holders of a majority in liquidation amount of the trust preferred securities would not be entitled to waive under the trust agreement.

        If an event of default under the applicable indenture has occurred and is continuing as a result of any failure by us to pay any amounts when due in respect of the debt securities issued by us to the trust, the trust preferred securities will have a preference over the trust common securities with respect to payments of any amounts in respect of the trust preferred securities as described above. See

"—Subordination of Trust Common Securities," "—Liquidation Distribution Upon Dissolution" and "Description of Debt Securities—Events of Default."

        We must furnish annually to the property trustee a statement by an appropriate officer as to that officer's knowledge of our compliance with all conditions and covenants under the trust agreement. Also, the administrators for the trust must file, on behalf of the trust, a statement as to our compliance with all conditions and covenants under the trust agreement.

Voting Rights; Amendment of Trust Agreement

        Except as provided below and under "—Resignation, Removal of Property Trustee and Delaware Trustee; Appointment of Successors" and "Description of Guarantee—Amendments and Assignment" and as otherwise required by law and the trust agreement, the holders of the trust preferred securities issued by the trust will have no voting rights.

        The trust agreement may be amended from time to time by the holders of a majority in liquidation amount of the trust common securities and the property trustee, without the consent of the holders of the trust preferred securities:

  •
  to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of trust securities;

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  to modify, eliminate or add to any provisions of the trust agreement to the extent as may be necessary to ensure that the trust will not be taxable other than as a grantor trust for United States federal income tax purposes at any time that any trust securities are outstanding or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act; or

  •
  to reflect the appointment of a successor trustee.

        The trust agreement may be amended by the holders of a majority in aggregate liquidation amount of the trust common securities and the property trustee with the consent of holders representing not less than a majority in aggregate liquidation amount of the outstanding trust preferred securities and receipt by the property trustee and the Delaware trustee of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust's not being taxable other than as a grantor trust for United States federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act.

        Without the consent of each holder of trust preferred securities affected by the amendment or related exercise of power, the trust agreement may not be amended to change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date or restrict the right of a holder of trust securities to institute suit for the enforcement of any payment due.

        So long as any debt securities are held by the trust, the property trustee will not:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the trustee for the debt securities under the related indenture, or execute any trust or power conferred on the property trustee with respect to the debt securities;

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  waive any past default that is waivable under the applicable indenture;

  •
  exercise any right to rescind or annul a declaration that the debt securities shall be due and payable; or

  •
  consent to any amendment, modification or termination of the applicable indenture or the debt securities, where consent shall be required;

without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate liquidation amount of the trust preferred securities, except that, if a consent under the applicable indenture would require the consent of each holder of debt securities affected by the consent, no consent will be given by the property trustee without the prior written consent of each holder of the trust preferred securities.

        A property trustee may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the debt securities. In addition, before taking any of the foregoing actions, the property trustee will obtain an opinion of counsel experienced in relevant matters to the effect that the trust will not be taxable other than as a grantor trust for United States federal income tax purposes on account of the action.

        Any required approval of holders of trust preferred securities issued by the trust may be given at a meeting of holders of those trust preferred securities convened for the purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each registered holder of trust preferred securities in the manner set forth in the trust agreement.

        No vote or consent of the holders of trust preferred securities issued by the trust will be required to redeem and cancel the trust preferred securities in accordance with the trust agreement. See above under "—Redemption."

        Notwithstanding that holders of trust preferred securities issued by the trust are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by us, the property trustee or Delaware trustee, or any affiliate of us or either trustee, will, for purposes of the vote or consent, be treated as if they were not outstanding.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

        If an event of default has occurred and is continuing under the applicable indenture, and the trustee for the debt securities and the holders of the debt securities have failed to declare the principal due and payable, the holders of at least 33% in aggregate liquidation amount of the outstanding trust preferred securities shall have this right.

        If an event of default has occurred and is continuing under the trust agreement and the event is attributable to our failure to pay any amounts payable in respect of debt securities on the date the amounts are otherwise payable, a registered holder of trust preferred securities may institute a direct action against us for enforcement of payment to the holder of an amount equal to the amount payable in respect of debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by the holder, which we refer to in this discussion as a "Direct Action." We will have the right under the applicable indenture to set-off any payment made to the holders of trust preferred securities by us in connection with a Direct Action.

        We may not amend the applicable indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the trust preferred securities. Furthermore, so long as any of the trust preferred securities are outstanding

  •
  no modification of the applicable indenture may be made that adversely affects the holders of the trust preferred securities in any material respect,

  •
  no termination of the applicable indenture may occur, and

  •
  no waiver of any event of default or compliance with any covenant under the applicable indenture may be effective,

without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding trust preferred securities unless and until the principal of, accrued and unpaid interest on and premium, if any, on the debt securities have been paid in full and certain other conditions are satisfied.

        With certain exceptions, the holders of the trust preferred securities would not be able to exercise directly any remedies available to the holders of the debt securities except under the circumstances described in this section.

Resignation, Removal of Property Trustee and Delaware Trustee; Appointment of Successors

        The property trustee or the Delaware trustee of the trust may resign at any time by giving written notice to us or may be removed at any time by an action of the holders of a majority in liquidation amount of the outstanding trust preferred securities delivered to the trustee to be removed and to us. No resignation or removal of either of the trustees and no appointment of a successor trustee will become effective until a successor trustee accepts appointment in accordance with the requirements of the trust agreement. So long as no event of default or event that would become an event of default has occurred and is continuing, and except with respect to a trustee appointed by an action of the holders, if we have delivered to either the property trustee or the Delaware trustee a resolution of our board of directors appointing a successor trustee and the successor trustee has accepted the appointment in accordance with the terms of the trust agreement, the property trustee or the Delaware trustee, as the case may be, will be deemed to have resigned and the successor trustee will be deemed to have been appointed as trustee in accordance with the trust agreement.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

        The trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any entity, except as described below or as otherwise set forth in the trust agreement. The trust may, at the request of the holders of its trust common securities and with the consent of the holders of at least a majority in aggregate liquidation amount of its outstanding trust preferred securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state, so long as

  •
  the successor entity either expressly assumes all the obligations of the trust with respect to its trust preferred securities or substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, which we refer to in this prospectus as the successor securities, so long as the successor securities have the same priority as the trust preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

  •
  a trustee of the successor entity, possessing the same powers and duties as the property trustee, is appointed to hold the related debt securities;

  •
  the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

  •
  the trust preferred securities or any successor securities are listed or quoted, or any successor securities will be listed or quoted upon notification of issuance, on any national securities exchange or with another organization on which the trust preferred securities are then listed or quoted;

  •
  the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

  •
  the successor entity has a purpose substantially identical to that of the trust;

  •
  prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee has received an opinion from independent counsel experienced in relevant matters to the effect that such transaction does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect and following such transaction, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

  •
  we or any permitted successor or assignee owns all the trust common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

        Notwithstanding the foregoing, the trust may not, except with the consent of holders of 100% in aggregate liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be taxable other than as a grantor trust for United States federal income tax purposes.

Expenses and Taxes

        In the trust agreement, we have agreed to pay:

  •
  all debts and other obligations, other than with respect to the trust securities issued by the trust, and all costs and expenses of the trust, including the costs and expenses relating to the organization of the trust, the fees and expenses of the property trustee and the Delaware trustee and the costs and expenses relating to the operation of the trust; and

  •
  any and all taxes and all costs and expenses with respect to them, other than withholding taxes, to which the trust might become subject.

Information Concerning the Property Trustee

        The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only the duties as are specifically set forth in the trust agreement and, after an event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of trust preferred securities issued by the trust unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising these powers.

Miscellaneous

        The administrators and the property trustee are authorized and directed to conduct the affairs of and to operate the trust in such a way that the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable other than as a grantor trust for United States federal income tax purposes and so that the debt securities held by the trust will be treated as indebtedness of ours for United States federal income tax purposes. In this regard, the administrators, the property trustee and the holders of trust common securities issued by the trust are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the trust agreement, that the administrators, the property trustee and the holders of trust common securities determine in their discretion to be necessary or desirable for these purposes, as long as this action does not materially adversely affect the interests of the holders of the trust preferred securities.

        Holders of the trust preferred securities have no preemptive or similar rights.

        The trust may not borrow money or issue debt or mortgage or pledge any of its assets.

Governing Law

        The trust agreement and the trust preferred securities will be governed by Delaware law.

DESCRIPTION OF GUARANTEE

        The guarantee will be executed and delivered by us concurrently with the issuance of trust preferred securities by the trust for the benefit of the holders from time to time of the trust preferred securities. We will appoint a guarantee trustee under the guarantee. The guarantee trustee will hold the guarantee for the benefit of the holders of the trust preferred securities issued by the trust. The guarantee will be qualified as an indenture under the Trust Indenture Act of 1939. We have summarized below certain provisions of the guarantee. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the guarantee, including the definitions in the guarantee of certain terms. The form of guarantee agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

General

        We will fully and unconditionally agree, to the extent described herein, to pay the guarantee payments, as defined below, to the holders of the trust preferred securities issued by the trust, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment. The following payments with respect to the trust preferred securities, to the extent not paid or made by or on behalf of the trust, which payments we refer to in this discussion as the "guarantee payments," will be subject to the guarantee:

  •
  any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds on hand available for payment of these distributions at this time;

  •
  the redemption price with respect to any trust preferred securities called for redemption, to the extent that the trust has funds on hand available for payment of the redemption price at this time; and

  •
  upon a voluntary or involuntary dissolution, winding up or liquidation of the trust, unless the related debt securities are distributed to holders of the trust preferred securities, the lesser of:

  •
  the aggregate of the liquidation amount and all accumulated and unpaid distributions to the date of payment, to the extent that the trust has funds on hand available for these payments at this time; and

  •
  the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities on liquidation of the trust.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the trust preferred securities or by causing the trust to pay these amounts to the holders.

        The guarantee will be an irrevocable guarantee of the payment obligations of the trust under its trust preferred securities, but will apply only to the extent that the trust has funds sufficient to make these payments, and is not a guarantee of collection.

        If we do not make payments on the debt securities held by the trust, the trust will not be able to pay any amounts payable in respect of its trust preferred securities and will not have funds legally available for these payments. The prospectus supplement will describe the ranking of the guarantee. See "—Status of the Guarantee." The guarantee does not limit our incurrence or issuance of other secured or unsecured debt, including Senior Indebtedness, whether under the applicable indenture, any other indenture that we may enter into in the future or otherwise.

        We have, through the guarantee, the trust agreement (including our agreement to pay the expenses of the trust contained in the trust agreement), the debt securities and the related indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the trust's obligations under its trust preferred securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations in respect of its trust preferred securities. See "Relationship Among Trust Preferred Securities, Debt Securities and Guarantee."

Status of the Guarantee

        The guarantee will constitute an unsecured obligation of ours. The prospectus supplement will describe the ranking of the guarantee.

        The guarantee will constitute a guarantee of payment and not of collection; specifically, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. The guarantee will be held by the guarantee trustee for the benefit of the holders of the trust preferred securities. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid or distributed by the trust.

Amendments and Assignment

        Except with respect to any changes that do not materially adversely affect the rights of holders of the trust preferred securities, in which case no vote will be required, the guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the trust preferred securities. The manner of obtaining this type of approval will be as set forth under "Description of Trust Preferred Securities—Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the guarantee shall bind the successors, assigns, receivers, trustees and representatives of ours and shall inure to the benefit of the holders of the trust preferred securities then outstanding.

Events of Default

        An event of default under the guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee, or to perform any other obligation if the other default remains unremedied for 30 days.

        The holders of not less than a majority in aggregate liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any registered holder of trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

        We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

Consolidation, Merger, Sale of Assets and Other Transactions

        The guarantee provides that:

  •
  we will not consolidate with or merge into any other entity,

  •
  we shall not convey, transfer or lease all or substantially all of our properties and assets to any other entity, and

  •
  no entity will consolidate with or merge into us or convey, transfer or lease all or substantially all of its properties and assets to us,

        unless

  •
  either we are the continuing corporation, or the successor entity is organized under the laws of the United States or any state or the District of Columbia and such successor entity expressly assumes our obligations under the guarantee,

  •
  immediately after giving effect thereto, no event or default under the guarantee agreement and no event which, after notice or lapse of time or both, would become an event of default under the guarantee agreement, has happened and is continuing, and

  •
  certain other conditions as prescribed in the guarantee agreement are met.

Information Concerning the Guarantee Trustee

        The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of the guarantee, undertakes to perform only such duties as are specifically set forth in the guarantee agreement. After a default with respect to the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee agreement at the request of any holder of the trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might thereby incur.

Termination of the Guarantee

        The guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the trust preferred securities, upon full payment of the amounts payable with respect to the trust preferred securities upon liquidation of the trust, and upon distribution of the debt securities to the holders of the trust preferred securities. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

Governing Law

        The guarantee will be governed by New York law.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES,
DEBT SECURITIES AND GUARANTEE

Full and Unconditional Guarantee

        Payments of distributions and other amounts due on the trust preferred securities issued by the trust, to the extent the trust has funds available for the payment, are irrevocably guaranteed by us as and to the extent set forth under "Description of Guarantee." Taken together, our obligations under the debt securities, the applicable indenture, the trust agreement (including our agreement to pay the expenses of the trust, except payments in respect of the trust securities, contained in the trust agreement) and the guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities issued by the trust. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations in respect of the trust preferred securities. If and to the extent that we do not make payments on the debt securities issued to the trust, the trust will not have sufficient funds to pay distributions or other amounts due on its trust preferred securities. The guarantee does not cover payment of amounts payable with respect to the trust preferred securities issued by the trust when the trust does not have sufficient funds to pay these amounts. In this event, the remedy of a holder of the trust preferred securities is to institute a legal proceeding directly against us for enforcement of payment of our obligations under debt securities having a principal amount equal to the liquidation amount of the trust preferred securities held by the holder.

Sufficiency of Payments

        As long as payments are made when due on the debt securities issued to the trust, these payments will be sufficient to cover distributions and other payments distributable on the trust preferred securities issued by the trust, primarily because:

  •
  the aggregate principal amount of the debt securities will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities and trust common securities;

  •
  the interest rate and interest and other payment dates on the debt securities will match the distribution rate, distribution dates and other payment dates for the trust preferred securities;

  •
  we will pay for any and all costs, expenses and liabilities of the trust except the trust's obligations to holders of the trust securities; and

  •
  the trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

        Notwithstanding anything to the contrary in the applicable indenture, we have the right to set-off any payment we are otherwise required to make under that indenture against and to the extent we have previously made, or are concurrently on the date of the payment making, a payment under the guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

        Under the circumstances set forth under "Description of Trust Preferred Securities—Enforcement of Certain Rights by Holders of Trust Preferred Securities," holders of trust preferred securities may bring a Direct Action against us.

        A holder of any trust preferred security may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity. See "Description of Guarantee."

Limited Purpose of Trust

        The trust preferred securities issued by the trust represent preferred undivided beneficial interests in the assets of the trust, and the trust exists for the sole purpose of issuing its trust preferred securities and trust common securities and investing the proceeds of these trust securities in debt securities. A principal difference between the rights of a holder of a trust preferred security and a holder of a debt security is that a holder of a debt security is entitled to receive from us payments on debt securities held, while a holder of trust preferred securities is entitled to receive distributions or other amounts distributable with respect to the trust preferred securities from the trust, or from us under the guarantee, only if and to the extent the trust has funds available for the payment of the distributions.

Rights Upon Dissolution

        Upon any voluntary or involuntary dissolution of the trust, other than any dissolution involving the distribution of the debt securities, after satisfaction of liabilities to creditors of the trust as required by applicable law, the holders of the trust preferred securities issued by the trust will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See "Description of Trust Preferred Securities—Liquidation Distribution Upon Dissolution." Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the trust, other than the trust's obligations to the holders of the trust securities, the positions of a holder of trust preferred securities and a holder of debt securities relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

BOOK-ENTRY SYSTEM

        Unless otherwise indicated in the applicable prospectus supplement, each series of senior secured debt securities, first mortgage bonds (other than any senior debt mortgage bonds), senior unsecured debt securities and subordinated debt securities (other than, in each case, debt securities issued to a trust) and trust preferred securities will initially be issued in the form of one or more global securities, in registered form, without coupons. The global security will be deposited with, or on behalf of, the depository, and registered in the name of the depository or a nominee of the depository. Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be The Depository Trust Company, New York, New York, or DTC.

        So long as the depository, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the owner of such global security for all purposes under the applicable indenture, including for any notices and voting. Except in limited circumstances, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the applicable indenture. Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such security.

        Global securities may be exchanged in whole for certificated securities only if:

  (1)
  the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934 and, in either case, we thereupon fail to appoint a successor depository within 90 days;

  (2)
  we, at our option, notify the trustee in writing that we elect to cause the issuance of certificated securities; or

  (3)
  there shall have occurred and be continuing an event of default with respect to the applicable securities of any series.

In any such case, we have agreed to notify the applicable trustee in writing that, upon surrender by the direct participants and indirect participants of their interest in such global securities, certificated securities representing the applicable securities will be issued to each person that such direct participants and indirect participants and the depository identify as being the beneficial owner of such securities.

        The following is based solely on information furnished by DTC:

        DTC will act as depository for the global securities. The global securities will be issued as fully-registered securities registered in the name of Cede & Co., DTC's partnership nominee. One fully-registered global security certificate will be issued for each issue of the global securities, each in the aggregate principal amount of such issue and will be deposited with DTC.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing corporation" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

        Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with the direct participants, the participants. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of global securities under the DTC system must be made by or through direct participants, who will receive a credit for such purchases of global securities on DTC's records. The ownership interest of each actual purchaser of each global security, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

        To facilitate subsequent transfers, all global securities deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of global securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC's records reflect only the identity of the direct participants to whose accounts such global securities are credited which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        If the global securities are redeemable, redemption notices shall be sent to Cede & Co. If less than all of the global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. will consent or vote with respect to the global securities. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants whose accounts the global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

        Principal, interest and premium payments, if any, on the global securities will be made to DTC in immediately available funds. DTC's practice is to credit direct participants' accounts on the date on which interest is payable in accordance with the respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the trustee for such securities, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and premium, if any, on any of the aforementioned securities represented by global securities to DTC is the responsibility of the appropriate trustee and us. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of the participants.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.

        The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

        None of the trustees, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PLAN OF DISTRIBUTION

        We may sell the securities:

  •
  through underwriters or dealers;

  •
  directly;

  •
  through agents; or

  •
  through any combination of the above.

        The applicable prospectus supplement will set forth the terms under which the securities are offered, including the name or names of any underwriters, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

        If underwriters are used in an offering, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the particular securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities being offered if any are purchased.

        We may sell the securities directly or through agents we designate from time to time. The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        We are currently contemplating issuing up to $200 million of new senior secured debt securities in an underwritten offering shortly after the registration statement containing this prospectus is declared effective by the SEC. The general terms of the senior secured debt securities are described in this prospectus under "Description of Senior Secured Debt Securities". We have not finally determined the timing or terms of such an offering. Total underwriters' compensation to be paid by us is not expected to exceed 0.875% of the principal amount of senior secured debt securities to be sold. The interest rate is expected to be a fixed rate determined through negotiation with the underwriters based on market conditions at the time of the offering. Maturity of the new senior secured debt securities would be in the range of 5 to 35 years depending on market conditions. We expect that the use of proceeds from this offering will be for refinancing our existing debt (including expenses). Other terms have not been determined at this time, but will be reflected in a prospectus supplement that will be filed with the SEC if and when we decide to proceed with any such offering.

        Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the particular offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions.

        Any underwriters, dealers or agents participating in the distribution of the securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of these liabilities. Agents, dealers and underwriters may engage in transactions with or perform services for us in the ordinary course of business.

        Unless otherwise specified in a prospectus supplement, the securities will not be listed on a national securities exchange or the Nasdaq Stock Market. No assurance can be given that any broker- dealer will make a market in any series of the securities, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the securities. The prospectus supplement will state, if known, whether or not any broker-dealer intends to make a market in the securities. If no such determination has been made, the prospectus supplement will so state.

LEGAL MATTERS

        Steven R. Sullivan, Esq., our Vice President Regulatory Policy, General Counsel and Secretary, will pass upon the validity of the offered securities (except the trust preferred securities) for us and Richards, Layton & Finger, P.A., as special Delaware counsel for the trust and us, will pass upon the validity of the trust preferred securities for the trust and us. Pillsbury Winthrop LLP, New York, New York, will pass upon the validity of the offered securities for any underwriters, dealers, purchasers or agents. Pillsbury Winthrop LLP represents us from time to time in connection with various matters.

EXPERTS

        The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The statements as to matters of law or legal conclusions expressed under the caption "Description of First Mortgage Bonds—Security" in this prospectus have been reviewed by Steven R. Sullivan, Esq., our Vice President Regulatory Policy, General Counsel and Secretary, and are set forth in this prospectus in reliance on the authority of Mr. Sullivan as an expert.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$73,632	*
Printing of registration statement, prospectus, bonds, notes, etc.	46,000
Fees of trustees	154,000
Fees of rating agencies	540,000
Fees of accountants	115,000
Blue sky fees	2,000
Miscellaneous expenses	115,000

Total	$1,045,632

*
Actual expenses; all other expenses are estimates.

Item 15.    Indemnification of Directors and Officers

        Article IV of the By-laws of Union Electric Company (the "Company"), consistent with the applicable provisions of the Missouri General and Business Corporation Law (the "MGBCL"), provides for indemnification of directors and officers. These provisions provide that any person may be indemnified for expenses and liabilities imposed upon such person in connection with any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        In a proceeding brought by or in the right of the Company, indemnification may be made with respect to any claim as to which an officer or director has been adjudged to have been liable to the Company if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        The By-laws, consistent with the applicable provisions of the MGBCL, provide that indemnification shall be made by the Company only if a determination has been made by a majority vote of a quorum of the disinterested directors or by the shareholders or by independent legal counsel, that the director or officer met the required standard of conduct. The Company has purchased insurance on behalf of its officers and directors which insures them against certain liabilities and expenses, including those under the Securities Act of 1933.

        The By-laws, consistent with the applicable provisions of the MGBCL, further provide that, in addition to the indemnities described in the preceding paragraphs, the Company shall further indemnify its officers and directors to the maximum extent permitted by law, provided that no indemnity may be given for conduct that is adjudged to be knowingly fraudulent, deliberately dishonest, or willful misconduct.

        The amended and restated trust agreement of Union Electric Capital Trust I will provide for full indemnification of any trustee or any administrator (each an "indemnified person"), by the Company for amounts incurred by reason of the fact that such person is or was an indemnified person, subject to certain exceptions.

Item 16.    Exhibits

Exhibit No.	Description
**1.1	Form of Underwriting Agreement relating to the senior secured debt securities (Registration Statement Nos. 333-87506 and 333-87506-01, Exhibit 1.1).
+1.2	Form of Underwriting Agreement relating to the first mortgage bonds (other than the senior debt mortgage bonds).
+1.3	Form of Underwriting Agreement relating to senior unsecured debt securities.
+1.4	Form of Underwriting Agreement relating to subordinated debt securities.
+1.5	Form of Underwriting Agreement relating to trust preferred securities.
**4.1
Indenture of the Company dated as of August 15, 2002 relating to the senior secured debt securities (including the forms of senior secured debt securities as exhibits) (Current Report on Form 8-K, filed on August 23, 2002, Exhibit 4.1).
**4.2	Company Order dated August 22, 2002 establishing the Company's 5.25% Senior Secured Notes due 2012 (Current Report on Form 8-K, filed on August 23, 2002, Exhibit 4.2).
*4.3	Global 5.25% Senior Secured Note due 2012.
**4.4	Company Order dated March 10, 2003 establishing the Company's 5.50% Senior Secured Notes due 2034 (Current Report on Form 8-K, filed on March 11, 2003, Exhibit 4.2).
**4.5	Global 5.50% Senior Secured Note due 2034 (Current Report on Form 8-K, filed on March 11, 2003, Exhibit 4.3).
**4.6	Company Order dated April 9, 2003 establishing the Company's 4.75% Senior Secured Notes due 2015 (Current Report on Form 8-K, filed on April 10, 2003, Exhibit 4.2).
**4.7	Global 4.75% Senior Secured Note due 2015 (Current Report on Form 8-K, filed on April 10, 2003, Exhibit 4.3).
**4.8	Company Order dated July 28, 2003 establishing the Company's 5.10% Senior Secured Notes due 2018 (Current Report on Form 8-K, filed on August 4, 2003, Exhibit 4.2).
**4.9	Global 5.10% Senior Secured Note due 2018 (Current Report on Form 8-K, filed on August 4, 2003, Exhibit 4.3).
**4.10	Form of order of the Company establishing the issuance of one or more series of senior secured debt securities (Registration Statement Nos. 333-87506 and 333-87506-01, Exhibit 4.2).
**4.11	Indenture of Mortgage and Deed and Trust of the Company dated June 15, 1937, as amended May 1, 1941, and Second Supplemental Indenture dated May 1,1941 (Registration No. 2-4940, Exhibit B-1).

**4.12	Supplemental Indentures to Mortgage:
Dated as of	File Reference	Exhibit No.
April 1, 1971	Form 8-K, April 1971	6
February 1, 1974	Form 8-K, February 1974	3
July 7, 1980	2-69821	4.6
May 1, 1990	Form 10-K, 1990	4.6
December 1, 1991	33-45008	4.4
December 4, 1991	33-45008	4.5
January 1, 1992	Form 10-K, 1991	4.6
October 1, 1992	Form 10-K, 1992	4.6
December 1, 1992	Form 10-K, 1992	4.5
February 1, 1993	Form 10-K, 1992	4.8
May 1, 1993	Form 10-K, 1993	4.6
August 1, 1993	Form 10-K, 1993	4.7
October 1, 1993	Form 10-K, 1993	4.8
January 1, 1994	Form 10-K, 1993	4.9
February 1, 2000	Form 10-K, 2000	4.1
August 15, 2002	Form 8-K, August 23, 2002	4.3
March 5, 2003	Form 8-K, March 11, 2003	4.4
April 1, 2003	Form 8-K, April 10, 2003	4.4
July 15, 2003	Form 8-K, August 4, 2003	4.4
+4.13	Form of Supplemental Indenture of the Company relating to the first mortgage bonds (other than the senior debt mortgage bonds).
**4.14
Form of Supplemental Indenture of the Company relating to the senior debt mortgage bonds to be issued to secure the obligations of the Company under the senior secured indenture (Registration Statement Nos. 333-87506 and 333-87506-01, Exhibit 4.6).
**4.15	Form of Indenture of the Company relating to the senior unsecured debt securities (Registration Statement Nos. 333-87506 and 333-87506-01, Exhibit 4.7).
+4.16	Form of board resolutions, officer's certificate or other instrument establishing the issuance of one or more series of senior unsecured debt securities.
**4.17	Indenture (for unsecured subordinated debt securities) of the Company dated as of December 1, 1996 (Annual Report on Form 10-K for the year ended December 31, 1996, Exhibit 4.36).
+4.18	Form of board resolutions, officer's certificate or other instrument establishing the issuance of one or more series of subordinated debt securities.
**4.19	Certificate of Trust of Union Electric Capital Trust I (Amendment No. 1 to Registration Statement Nos. 333-87506 and 333-87506-01, Exhibit 4.11).
**4.20	Trust Agreement of Union Electric Capital Trust I, dated as of June 17, 2002 (Amendment No. 1 to Registration Statement Nos. 333-87506 and 333-87506- 01, Exhibit 4.12).
**4.21	Form of Amended and Restated Trust Agreement (including the form of trust preferred security as an exhibit) (Registration Statement Nos. 333-87506 and 333-87506-01, Exhibit 4.13).
**4.22	Form of Guarantee Agreement of the Company (Registration Statement Nos. 333-87506 and 333-87506-01, Exhibit 4.14).

*5.1
Opinion of Steven R. Sullivan, Esq., Vice President Regulatory Policy, General Counsel and Secretary of the Company, regarding the legality of the senior secured debt securities, the first mortgage bonds, the senior unsecured debt securities, the subordinated debt securities and the guarantee to be issued by the Company.
*5.2
Opinion of Pillsbury Winthrop LLP regarding the legality of the senior secured debt securities, the senior unsecured debt securities, the subordinated debt securities and the related guarantee to be issued by the Company and the trust preferred securities to be issued by Union Electric Capital Trust I.
*5.3	Opinion of Richards, Layton & Finger, P.A. regarding the validity of the trust preferred securities to be issued by Union Electric Capital Trust I.
**12.1	Statement re computation of ratios of earnings to fixed charges for each of the five years ended December 31, 2002 (Annual Report on Form 10-K/A for the year ended December 31, 2002, Exhibit 12.1).
*12.2	Statement re computation of ratios of earnings to fixed charges for the six months ended June 30, 2002 and 2003.
*23.1	Consent of Steven R. Sullivan, Esq., Vice President Regulatory Policy, General Counsel and Secretary of the Company (included in Exhibit 5.1).
*23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.2).
*23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3).
*23.4	Consent of independent accountants.
*24.1	Power of attorney with respect to certain directors and officers of the Company (included on the signature page hereof).
*24.2	Power of attorney with respect to certain directors of the Company.
**24.3	Power of attorney with respect to Union Electric Capital Trust I (included in Exhibit 4.20).
*25.1	Form T-1 statement of eligibility of the trustee for the senior secured debt securities.
*25.2	Form T-1 statement of eligibility of the trustee for the first mortgage bonds.
++25.3	Form T-1 statement of eligibility of the trustee for the senior unsecured debt securities.
*25.4	Form T-1 statement of eligibility of the trustee for the subordinated debt securities.
++25.5	Form T-1 statement of eligibility of the trustee for the guarantee for the benefit of the holders of the trust preferred securities.
++25.6	Form T-1 statement of eligibility of the trustee for the trust preferred securities.

Note: Reports of the Company on Forms 8-K, 10-Q and 10-K are on file with the SEC under file number 1-2967.

*
Filed herewith.

**
Incorporated by reference herein as indicated.

+
To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

++
To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2).

Item 17.    Undertakings.

        The undersigned registrants hereby undertake:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5)   That, for purposes of determining any liability under Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

        (6)   That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, and State of Missouri, on the 15th day of August, 2003.

UNION ELECTRIC COMPANY (Registrant)
By:	/s/ CHARLES W. MUELLER CHARLES W. MUELLER Chairman and Chief Executive Officer

        Each person whose signature appears below authorizes Charles W. Mueller, Chairman and Chief Executive Officer of the Company, Gary L. Rainwater, President and Chief Operating Officer of the Company, Warner L. Baxter, Senior Vice President of the Company, and Steven R. Sullivan, Vice President Regulatory Policy, General Counsel and Secretary of the Company, and each of them, as attorneys-in-fact, to sign any amendment, including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, to this registration statement on his behalf, individually and in each capacity stated below, and to file any such amendment.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ CHARLES W. MUELLER CHARLES W. MUELLER	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	August 15, 2003
/s/ GARY L. RAINWATER GARY L. RAINWATER	President, Chief Operating Officer and Director	August 15, 2003
/s/ WARNER L. BAXTER WARNER L. BAXTER	Senior Vice President and Director (Principal Financial Officer)	August 15, 2003
/s/ MARTIN J. LYONS MARTIN J. LYONS	Vice President and Controller (Principal Accounting Officer)	August 15, 2003
/s/ PAUL A. AGATHEN PAUL A. AGATHEN	Senior Vice President and Director	August 15, 2003
/s/ THOMAS R. VOSS THOMAS R. VOSS	Senior Vice President and Director	August 15, 2003
/s/ DAVID A. WHITELEY DAVID A. WHITELEY	Senior Vice President and Director	August 15, 2003
RICHARD A. LIDDY	Director

RICHARD A. LUMPKIN	Director
* PAUL L. MILLER, JR.	Director	August 15, 2003
* DOUGLAS R. OBERHELMAN	Director	August 15, 2003
* HARVEY SALIGMAN	Director	August 15, 2003
*By:	/s/ STEVEN R. SULLIVAN STEVEN R. SULLIVAN Attorney-in-Fact

        Pursuant to the requirements of the Securities Act of 1933, Union Electric Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, and State of Missouri, on the 15th day of August, 2003.

UNION ELECTRIC CAPITAL TRUST I (Registrant)
By: Union Electric Company, as Depositor
By:	/s/ WARNER L. BAXTER WARNER L. BAXTER Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
**1.1	Description Form of Underwriting Agreement relating to the senior secured debt securities (Registration Statement Nos. 333-87506 and 333-87506-01, Exhibit 1.1).
+1.2	Form of Underwriting Agreement relating to the first mortgage bonds (other than the senior debt mortgage bonds).
+1.3	Form of Underwriting Agreement relating to senior unsecured debt securities.
+1.4	Form of Underwriting Agreement relating to subordinated debt securities.
+1.5	Form of Underwriting Agreement relating to trust preferred securities.
**4.1
Indenture of the Company dated as of August 15, 2002 relating to the senior secured debt securities (including the forms of senior secured debt securities as exhibits) (Current Report on Form 8-K, filed on August 23, 2002, Exhibit 4.1).
**4.2	Company Order dated August 22, 2002 establishing the Company's 5.25% Senior Secured Notes due 2012 (Current Report on Form 8-K, filed on August 23, 2002, Exhibit 4.2).
*4.3	Global 5.25% Senior Secured Note due 2012.
**4.4	Company Order dated March 10, 2003 establishing the Company's 5.50% Senior Secured Notes due 2034 (Current Report on Form 8-K, filed on March 11, 2003, Exhibit 4.2).
**4.5	Global 5.50% Senior Secured Note due 2034 (Current Report on Form 8-K, filed on March 11, 2003, Exhibit 4.3).
**4.6	Company Order dated April 9, 2003 establishing the Company's 4.75% Senior Secured Notes due 2015 (Current Report on Form 8-K, filed on April 10, 2003,Exhibit 4.2).
**4.7	Global 4.75% Senior Secured Note due 2015 (Current Report on Form 8-K, filed on April 10, 2003, Exhibit 4.3).
**4.8	Company Order dated July 28, 2003 establishing the Company's 5.10% Senior Secured Notes due 2018 (Current Report on Form 8-K, filed on August 4, 2003, Exhibit 4.2).
**4.9	Global 5.10% Senior Secured Note due 2018 (Current Report on Form 8-K, filed on August 4, 2003, Exhibit 4.3).
**4.10	Form of order of the Company establishing the issuance of one or more series of senior secured debt securities (Registration Statement Nos. 333-87506 and 333-87506-01, Exhibit 4.2).
**4.11	Indenture of Mortgage and Deed and Trust of the Company dated June 15, 1937, as amended May 1, 1941, and Second Supplemental Indenture dated May 1, 1941 (Registration No. 2-4940, Exhibit B-1).

**4.12	Supplemental Indentures to Mortgage:
Dated as of	File Reference	Exhibit No.
April 1, 1971	Form 8-K, April 1971	6
February 1, 1974	Form 8-K, February 1974	3
July 7, 1980	2-69821	4.6
May 1, 1990	Form 10-K, 1990	4.6
December 1, 1991	33-45008	4.4
December 4, 1991	33-45008	4.5
January 1, 1992	Form 10-K, 1991	4.6
October 1, 1992	Form 10-K, 1992	4.6
December 1, 1992	Form 10-K, 1992	4.5
February 1, 1993	Form 10-K, 1992	4.8
May 1, 1993	Form 10-K, 1993	4.6
August 1, 1993	Form 10-K, 1993	4.7
October 1, 1993	Form 10-K, 1993	4.8
January 1, 1994	Form 10-K, 1993	4.9
February 1, 2000	Form 10-K, 2000	4.1
August 15, 2002	Form 8-K, August 23, 2002	4.3
March 5, 2003	Form 8-K, March 11, 2003	4.4
April 1, 2003	Form 8-K, April 10, 2003	4.4
July 15, 2003	Form 8-K, August 4, 2003	4.4
+4.13	Form of Supplemental Indenture of the Company relating to the first mortgage bonds (other than the senior debt mortgage bonds).
**4.14
Form of Supplemental Indenture of the Company relating to the senior debt mortgage bonds to be issued to secure the obligations of the Company under the senior secured indenture (Registration Statement Nos. 333-87506 and 333-87506-01, Exhibit 4.6).
**4.15	Form of Indenture of the Company relating to the senior unsecured debt securities (Registration Statement Nos. 333-87506 and 333-87506-01, Exhibit 4.7).
+4.16	Form of board resolutions, officer's certificate or other instrument establishing the issuance of one or more series of senior unsecured debt securities.
**4.17	Indenture (for unsecured subordinated debt securities) of the Company dated as of December 1, 1996 (Annual Report on Form 10-K for the year ended December 31, 1996, Exhibit 4.36).
+4.18	Form of board resolutions, officer's certificate or other instrument establishing the issuance of one or more series of subordinated debt securities.
**4.19	Certificate of Trust of Union Electric Capital Trust I (Amendment No. 1 to Registration Statement Nos. 333-87506 and 333-87506-01, Exhibit 4.11).
**4.20	Trust Agreement of Union Electric Capital Trust I, dated as of June 17, 2002 (Amendment No. 1 to Registration Statement Nos. 333-87506 and 333-87506-01, Exhibit 4.12).
**4.21	Form of Amended and Restated Trust Agreement (including the form of trust preferred security as an exhibit) (Registration Statement Nos. 333-87506 and 333-87506-01, Exhibit 4.13).

**4.22	Form of Guarantee Agreement of the Company (Registration Statement Nos. 333-87506 and 333-87506-01, Exhibit 4.14).
*5.1
Opinion of Steven R. Sullivan, Esq., Vice President Regulatory Policy, General Counsel and Secretary of the Company, regarding the legality of the senior secured debt securities, the first mortgage bonds, the senior unsecured debt securities, the subordinated debt securities and the guarantee to be issued by the Company.
*5.2
Opinion of Pillsbury Winthrop LLP regarding the legality of the senior secured debt securities, the senior unsecured debt securities, the subordinated debt securities and the related guarantee to be issued by the Company and the trust preferred securities to be issued by Union Electric Capital Trust I.
*5.3	Opinion of Richards, Layton & Finger, P.A. regarding the validity of the trust preferred securities to be issued by Union Electric Capital Trust I.
**12.1	Statement re computation of ratios of earnings to fixed charges for each of the five years ended December 31, 2002 (Annual Report on Form 10-K/A for the year ended December 31, 2002, Exhibit 12.1).
*12.2	Statement re computation of ratios of earnings to fixed charges for the six months ended June 30, 2002 and 2003.
*23.1	Consent of Steven R. Sullivan, Esq., Vice President Regulatory Policy, General Counsel and Secretary of the Company (included in Exhibit 5.1).
*23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.2).
*23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3).
*23.4	Consent of independent accountants.
*24.1	Power of attorney with respect to certain directors and officers of the Company (included on the signature page hereof).
*24.2	Power of attorney with respect to certain directors of the Company.
**24.3	Power of attorney with respect to Union Electric Capital Trust I (included in Exhibit 4.20).
*25.1	Form T-1 statement of eligibility of the trustee for the senior secured debt securities.
*25.2	Form T-1 statement of eligibility of the trustee for the first mortgage bonds.
++25.3	Form T-1 statement of eligibility of the trustee for the senior unsecured debt securities.
*25.4	Form T-1 statement of eligibility of the trustee for the subordinated debt securities.
++25.5	Form T-1 statement of eligibility of the trustee for the guarantee for the benefit of the holders of the trust preferred securities.
++25.6	Form T-1 statement of eligibility of the trustee for the trust preferred securities.

Note: Reports of the Company on Forms 8-K, 10-Q and 10-K are on file with the SEC under file number 1-2967.

*
Filed herewith.

**
Incorporated by reference herein as indicated.

+
To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

++
To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2).

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TABLE OF CONTENTS
RISK FACTORS
UNION ELECTRIC COMPANY
UNION ELECTRIC CAPITAL TRUST I
WHERE YOU CAN FIND MORE INFORMATION
RATIOS OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
FORWARD-LOOKING STATEMENTS
ABOUT THIS PROSPECTUS
DESCRIPTION OF SENIOR SECURED DEBT SECURITIES
DESCRIPTION OF FIRST MORTGAGE BONDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF TRUST PREFERRED SECURITIES
DESCRIPTION OF GUARANTEE
RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, DEBT SECURITIES AND GUARANTEE
BOOK-ENTRY SYSTEM
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
EXHIBIT INDEX